UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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Exchange Act of 1934
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Dick’s Sporting Goods, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2010

To our Stockholders:

The 2010 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, June 2, 2010, beginning at 1:30 p.m. local time. At the meeting, the holders of the Company’s issued and outstanding Class B common stock and common stock will act on the following matters:

(1) Election of three (3) Class B Directors, each for terms that expire in 2013;

(2) Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

(3) Approve the Company’s Amended and Restated 2002 Stock and Incentive Plan; and

(4) Any other matters that properly come before the meeting.

All holders of record of shares of Dick’s Sporting Goods’ Class B common stock and common stock (NYSE: DKS) at the close of business on April 5, 2010 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 19, 2010. To assure your representation at the 2010 Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

By order of the Board of Directors,

Edward W. Stack
Chairman of the Board

April 20, 2010
Coraopolis, PA

i

345 Court Street
Coraopolis, Pennsylvania 15108

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation, to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, June 2, 2010, beginning at 1:30 p.m. local time, and at any postponements and/or adjournments thereof. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about April 20, 2010. The proxy statement and the form of proxy relating to the 2010 Annual Meeting are first being made available to stockholders on or about April 20, 2010. In accordance with SEC rules, the website, www.proxydocs.com/dks, provides complete anonymity with respect to a stockholder accessing the website.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of three (3) Class B Directors, ratification of our independent registered public accounting firm for fiscal 2010, approval of the Amended and Restated 2002 Stock and Incentive Plan (the “2002 Plan”), and to act on any other matter to properly come before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 5, 2010, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Dick’s Sporting Goods common stock and Class B common stock?

Holders of our common stock and Class B common stock have identical rights, except that holders of the common stock are entitled to one (1) vote for each share held of record and holders of Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

Who can attend the meeting?

Subject to space availability, all common stockholders and Class B stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, permitting the meeting to conduct its business. As of the record date, 90,312,335 shares of common stock representing the same number of votes and 25,035,870 shares of Class B common stock representing 250,358,700 votes were issued and outstanding. Thus, the presence of the holders of common stock or Class B common stock or the combination thereof representing at least 170,335,518 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting to establish a quorum, but will not be deemed a vote cast with respect to the matters to be acted upon at the meeting.

How do I vote?

As set forth in the Notice of Internet Availability of Proxy Materials being mailed to all stockholders, you may cast your vote online at www.proxydocs.com/dks. The Notice of Internet Availability of Proxy Materials also provides three ways in which you may request a paper copy of the proxy statement and accompanying proxy card- via the internet (www.investorelections.com/dks), telephone ((866) 648-8133) or email (paper@investorelections.com). If you vote online or request, receive, complete and return the paper proxy card to the Company, it will be voted as you direct. Further, if you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, follow the instructions on the Notice of Internet Availability of Proxy Materials provided by your broker.

Can I change or revoke my vote after I vote online or return my proxy card?

Yes. Even after you have submitted your proxy online or via the mail, you may change or revoke your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of Class B Directors (see Item 1);

•	for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010 (see Item 2); and

•	for approval of the Amended and Restated 2002 Stock and Incentive Plan (see Item 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.  For any other item, including ratification of our independent registered public accounting firm and approval of the amended and restated 2002 Plan, the affirmative vote of a majority of the votes cast will be required for approval. A properly executed proxy marked “ABSTAIN” will have the effect of a negative vote with respect to the approval of the 2002 Plan, and will have no effect with respect to the ratification of our independent registered public accounting firm. All abstentions will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including election of directors and approval of the amended and restated 2002 Plan. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

We are a controlled Company under the New York Stock Exchange rules.

Because as of March 31, 2010, Edward W. Stack, our Chairman and Chief Executive Officer, controlled approximately 67% of the combined voting power of our common stock and Class B common stock, we are a “controlled company” under the New York Stock Exchange’s Corporate Governance Standards, and we have chosen to take advantage of all of the exemptions available to “controlled companies” under Section 303A of the New York Stock Exchange Corporate Governance Standards.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

Based on a review of filings with the SEC and information known to us about our Class B common stock, the following are the non-management beneficial holders of more than 5% of the outstanding shares of Dick’s Sporting Goods, Inc. (i) common stock (or Class B common stock or stock options that are convertible into or exercisable for more than 5% of the outstanding shares of our common stock within 60 days) or (ii) Class B common stock, as of March 31, 2010:

				Percentage
		Amount and Nature	Percentage	of Class B
	Name and Address	of Beneficial	of Common	Common
Title of Class	of Beneficial Owner	Ownership(1)	Stock(2)	Stock(2)

Common Stock	Ronald Baron(3) 767 Fifth Avenue, 49th Floor New York, NY 10153	10,775,455 shares of common stock; shared power to vote and direct disposition(3)	11.9%	—
Common Stock	William Blair & Company, L.L.C. (4) 222 W. Adams Chicago, IL 60606	6,390,318 shares of common stock(4)	7.1%	—
Common Stock	BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	5,486,604 shares of common stock(5)	6.1%	—
Class B Common Stock	Frederick C. Heichemer & Nancy M. Heichemer(6) c/o Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108	1,270,000 shares of Class B common stock sole power to vote and direct disposition	(7)	5.1%
Common Stock and Class B Common Stock	Denise Stack(6) c/o Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108	4,000,000 shares of Class B common stock no voting power; sole power to direct disposition; 55,063 shares of Class B common stock sole voting and dispositive power; 2,862,500 shares underlying stock options; no voting power; sole power to direct disposition(8)	7.1%	16.2%

(1)	A person has beneficial ownership of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or convertible securities that are presently exercisable or become exercisable within 60 days of March 31, 2010. The shares listed in this table include shares issuable upon the exercise of options or other rights that are exercisable or become exercisable within 60 days of March 31, 2010.

(2)	As of March 31, 2010, there were 90,312,335 shares of our common stock outstanding and 25,035,870 shares of Class B common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options or convertible securities (such as our Class B common stock) that the stockholder is considered to beneficially own. Shares of common stock underlying options or convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

(3)	Share ownership amounts are based on figures set forth in Amendment No. 5 to Schedule 13G, filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Growth Fund and Ronald Baron on March 3, 2010. Of the shares beneficially owned, Ronald Baron has shared power to vote with respect to 9,701,955 shares and shared power to direct disposition with respect to 10,775,455 shares of common stock. Amount includes 10,775,455 shares of common stock owned by Baron Capital Group, Inc., 10,242,600 shares of common stock owned by BAMCO, Inc., 532,855 shares of common stock owned by Baron Capital Management, Inc. and 5,000,000 shares of common stock owned by Baron Growth Fund. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Baron Growth Fund is an advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc.

(4)	Share ownership amounts are based on figures set forth in the Schedule 13G filed by William Blair & Company, L.L.C., on February 5, 2010. William Blair & Company, L.L.C. has sole voting and dispositive power of the shares owned.

(5)	Share ownership amounts are based on figures set forth in the Schedule 13G filed by BlackRock, Inc., on January 29, 2010. BlackRock, Inc. may be deemed to have has sole voting and dispositive power of the shares owned.

(6)	For the purposes of making communications only.

(7)	Less than 5%.

(8)	Denise Stack acts as trustee for the Edward W. Stack Trust for Children, for which she has voting and dispositive power with respect to 51,786 shares of Class B common stock. For additional information regarding the Class B common stock and stock options for which she has dispositive but not voting power, see footnotes 2 and 3 to the Beneficial Ownership Table on pages 6 and 7 of this proxy statement.

How much stock do the Company’s directors, nominees and executive officers own?

The following table shows the amount of Dick’s Sporting Goods common stock and Class B common stock beneficially owned (unless otherwise indicated) by our directors, nominees for director, the executive officers named in the “Summary Compensation Table” and all of our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 31, 2010.

A person has beneficial ownership of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by the SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or will become exercisable within 60 days of March 31, 2010. The shares listed in this table below include shares of common stock issuable upon the exercise of options or other rights that are exercisable or will become exercisable within 60 days of March 31, 2010.

	Shares Beneficially Owned
	Number				Percent(17)		Voting
Name of Beneficial Owner	Common Stock		Class B		Common Stock	Class B	Power

Named Executive Officers, Nominees and Directors(1)
Edward W. Stack	5,635,148	(2)	22,621,808	(3)	23.92%	90.36%	66.53%
Timothy E. Kullman	153,583	(4)	—		*	—	*
Joseph H. Schmidt	287,801	(5)	—		*	—	*
Jeffrey R. Hennion	383,966	(6)	—		*	—	*
Kathryn L. Sutter	144,601	(7)	—		*	—	*
Emanuel Chirico	131,950	(8)	—		*	—	*
William J. Colombo	1,180,976	(9)	48,509	(10)	1.30%	*	*
Brian J. Dunn	36,950	(11)	—		*	—	*
David I. Fuente	252,126	(12)	—		*	—	*
Walter Rossi	532,150	(13)	—		*	—	*
Lawrence J. Schorr	244,102	(14)	—		*	—	*
Larry D. Stone	38,085	(15)	—		*	—	*
All Executive Officers and Directors as a group (13 persons)	9,117,521	(16)			27.65%	90.55%	66.87%

*	Percentage of shares of common stock beneficially owned does not exceed one percent (1%).

(1)	Catherine R. Smith, who joined the Board in March 2009 as a Class C director, resigned from the Board of Directors of the Company effective February 25, 2010, and as such is not included in this table. Further, Gwen Manto left as Executive Vice President and Chief Merchandising Officer in April 2009, and has not been included in this table, although she is included as an executive officer in the “Summary Compensation Table” below. Details regarding Ms. Manto’s departure is provided in “Potential Payments Upon Termination or Change-in-Control” on page 44 of the proxy statement.

(2)	Includes 114,453 shares of restricted stock subject to vesting, 243,800 shares of common stock held by Richard T. Stack, over which Edward W. Stack maintains sole voting power and 10,940 shares held by Mr. Stack’s minor children. Mr. Stack disclaims beneficial ownership of the securities owned by his children, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934. Amount also includes 5,211,250 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010. Pursuant to a Memorandum of Understanding (“MOU”) dated March 2, 2009, Mr. Stack’s former spouse is entitled to receive the economic benefit with respect to stock options exercisable for 2,862,500 shares of common stock (the number of shares would be equitably adjusted for any stock split, recapitalization or similar event), which includes the right to request the exercise and/or sale of such stock options in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any such stock underlying these options when such option is exercised. Pursuant to an agreement dated December 4, 2007, Mr. Stack amended an option issued by Mr. Stack individually to his brother Martin Stack, which, as amended, is exercisable for up to 759,800 shares of common stock (the number of shares would be equitably adjusted for any stock split, recapitalization or similar event) owned by Mr. Stack for 36 months starting December 2, 2009. Martin Stack’s right to exercise the option is subject to certain limitations. Mr. Stack retains voting and dispositive power with respect to the shares subject to this option.

(3)	Mr. Stack established a loan facility in January 2007; pursuant to the terms of the loan facility, Mr. Stack has agreed to pledge shares of Class B stock based on the Company’s stock price and outstanding loan amount. As of March 31, 2010, there were no amounts outstanding under the loan, and as such no shares were pledged; the maximum number of Class B shares that could be pledged in connection with the loan facility is 2.5 million. In addition, pursuant to the terms of the MOU, Mr. Stack’s former spouse owns 4,000,000 of the Class B common stock, which are included in the number of shares owned, as Mr. Stack retains voting but not dispositive power with respect to the shares.

(4)	Includes 110,625 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 31, 2010 and 42,958 shares of restricted stock subject to vesting.

(5)	Includes 219,063 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 31, 2010 and 66,432 shares of restricted stock subject to vesting.

(6)	Includes 308,125 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 38,008 shares of restricted stock subject to vesting. Also includes 1,200 shares held by Mr. Hennion’s children. Mr. Hennion disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.

(7)	Includes 108,125 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 31, 2010 and 35,158 shares of restricted stock subject to vesting.

(8)	Includes 120,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting.

(9)	Includes 877,018 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting. Also includes 2,400 shares held by Mr. Colombo’s children. Mr. Colombo disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934.

(10)	Mr. Colombo serves as trustee under the Denise M. Stack Trust For Children, pursuant to which he has voting and dispositive power over the Class B shares held in the trust for the benefit of Denise Stack’s children, as outlined in the irrevocable trust agreement governing the terms of the Trust.

(11)	Includes 25,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting.

(12)	Includes 226,800 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting.

(13)	Includes 480,600 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting.

(14)	Includes 211,500 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting.

(15)	Includes 25,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2010 and 11,950 shares of restricted stock subject to vesting.

(16)	A total of 7,974,356 shares of common stock are issuable upon the exercise of options for all executive officers and directors as a group within 60 days of March 31, 2010.

(17)	As of March 31, 2010, there were 90,312,335 shares of common stock outstanding and 25,035,870 shares of Class B common stock outstanding. To calculate an individual director or executive officer’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options or convertible securities (such as our Class B common stock) that the director or executive officer is considered to beneficially own. Shares of common stock underlying options or convertible securities held by other directors, executive officers and stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our directors and executive officers may differ.

Section 16(a) Beneficial Ownership Reporting Compliance.

The Company’s directors and its executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations that no other reports were required to be filed, we believe that all of our directors and executive officers complied during the Company’s 2009 fiscal year with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF DIRECTORS

The Board is divided into three (3) classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class B Directors expires at the 2010 annual meeting, while the term for Class C Directors expires at the 2011 annual meeting and the term for Class A Directors expires at the 2012 annual meeting. Upon recommendation by the Governance and Nominating Committee of the Board of Directors, the Board of Directors proposes that the following nominees, Emanuel Chirico (a Class B Director), Brian J. Dunn (a Class B Director) and Walter Rossi (a Class B Director) be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class B Directors. Each of the nominees has consented to serve if elected. If any of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The professional and personal backgrounds, experiences, qualifications, attributes and skills of each nominee and current director, as set forth below, reflect the qualities that the Company seeks in its Board members. In addition to the specific examples set forth below, the Board and the Company believe that all nominees and current directors possess additional qualifications, attributes and skills that led the Board to believe the nominee should serve or continue to serve as a director, including broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment and commitment to corporate citizenship.

Directors Standing for Election.

The directors standing for election at the annual meeting are:

Emanuel Chirico, 52, has served on the Board since December 2003. Mr. Chirico was named Chairman of the Board of the Phillips-Van Heusen Corporation (apparel and footwear company listed on the NYSE) on June 19, 2007 and was named its Chief Executive Officer on February 27, 2006. Previously, Mr. Chirico had been President, Chief Operating Officer and a Director of Phillips-Van Heusen Corporation since 2005. Prior to that, Mr. Chirico had been Executive Vice President and Chief Financial Officer of Phillips-Van Heusen Corporation from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was Phillips-Van Heusen Corporation’s controller. Prior to that, he was a partner at Ernst & Young LLP. Mr. Chirico adds significant financial reporting and management expertise as a result of his experience with a large public accounting firm and in his role as Chief Financial Officer at Phillips-Van Heusen, and further enhances the expertise of our board with respect to financial matters. These skills, along with the leadership skills evidenced by his position at Phillips-Van Heusen Corporation, has led the Board to conclude that he should serve as a director of the Company.

Brian J. Dunn, 50, has served on the Board since 2007. Mr. Dunn has been employed by Best Buy Co., Inc. (a technology and entertainment products retailer listed on the NYSE) since 1985. He was named Chief Executive Officer of Best Buy effective June 24, 2009, and had served as President and Chief Operating Officer of Best Buy since February 26, 2006, overseeing more than 800 stores in the United States and Canada as well as several corporate groups that directly support Best Buy’s stores. Mr. Dunn is also responsible for overseeing the merchandising, customer centricity, services and small business functions of Best Buy. Prior to his appointment as President and Chief Operating Officer, Mr. Dunn served as the company’s President — Retail, North America from 2004 to 2006. From 2002 to 2004, Mr. Dunn served as Executive Vice President — Best Buy U.S. Retail. Mr. Dunn currently serves as a member of the board of directors of Best Buy Co., Inc., and previously served on the board of directors of the United Way. Mr. Dunn’s extensive retail experience gained through his positions at Best Buy Co., Inc., as well as the considerable leadership skills developed first as President and then as Chief Executive Officer of Best Buy, has led the Board to conclude that he should serve as a director of the Company.

Walter Rossi, 67, has served on the Board since 1993.  Mr. Rossi formerly served as Chief Executive Officer of Naartjie Custom Kids, Inc. (a children’s apparel retailer), Chief Executive Officer of Home Express (a retailer of home furnishings), Chairman of the Retail Group at Phillips-Van Heusen Corporation (apparel and footwear company listed on the NYSE), Chairman and Chief Executive Officer of Mervyn’s (a department store chain) and as a director for Guitar Center. The leadership skills that Mr. Rossi brings to the Board, developed through his executive management experience and service on other boards, combined with his more than 15 years of service on the Company’s Board, which provides him with unique insight into the Company’s growth and strategy, has led the Board to conclude that he should serve as a director of the Company.

The Board of Directors unanimously recommends that the stockholders vote “For” the persons nominated by the Board as Class B Directors.

Other Directors Not Standing for Election at this Meeting.

Other than the current nominees, the five (5) remaining members of the Board of Directors will continue to serve as members of our Board. Our other directors who will serve after the 2010 annual meeting are:

Edward W. Stack, 55, has served as our Chairman and Chief Executive Officer since 1984 when the founder and Edward Stack’s father, Richard “Dick” Stack, retired from our then two store chain. Mr. Stack has served us full-time since 1977 in a variety of positions, including Store Manager and Merchandise Manager. Mr. Stack also served as President during fiscal year 2008. In March 2010, Mr. Stack was elected to the board of directors of KeyCorp (a leading bank-based financial services company listed on the NYSE). As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company’s business operations, opportunities and challenges. In addition, Mr. Stack’s history with the Company, and industry and retail experience, support the Board’s conclusion that he should continue to serve as a director of the Company. Mr. Stack’s current term of office as a Class C Director expires at the 2011 annual meeting.

Lawrence J. Schorr, 56, has served on the Board since 1985. Mr. Schorr currently serves as Chief Executive Officer of Boltaron Performance Products, LLC (a privately owned plastics manufacturing company). Mr. Schorr has held this position for the last five years. He previously was President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. He formerly served in the same position for Resource Recycling Technologies, Inc. (a solid waste material management company listed on the American Stock Exchange). He has also served as a partner and managing partner in the law firm of Levene, Gouldin and Thompson LLP. In addition to Mr. Schorr’s legal experience, he brings to the Board demonstrated leadership skills, both as the former Managing Partner of a law firm and through his current and past executive officer positions, as well as over 20 years of knowledge as a member of the Company’s Board. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Schorr’s current term of office as a Class C Director expires at the 2011 annual meeting.

William J. Colombo, 54, became our Vice Chairman of the Board in February 2008, after stepping down as President and Chief Operating Officer of the Company, a position he held since 2002. From late in 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our internet commerce subsidiary. Mr. Colombo served as Chief Operating Officer and an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc. (a retailing company listed on the NYSE). He is also on the board of directors of Gibraltar Industries (a leading manufacturer, processor and distributor of products for the building, industrial and vehicular markets listed on Nasdaq). Mr. Colombo brings more than 30 years of retail experience and insight to his position on the Board. This insight, combined with his more than 20 years of Company-specific experience, has led the Board to conclude that he should continue to serve as a director of the Company. Mr. Colombo’s current term of office as a Class A Director expires at the 2012 annual meeting.

David I. Fuente, 64, has served on the Board since 1993. Mr. Fuente is currently a member of the board of Office Depot, Inc. (an office supply retailer listed on the NYSE) and was Chairman of Office Depot from 1987 to 2001 and its Chief Executive Officer from 1987 to 2000. He currently serves as a director for Ryder System, Inc. (a truck leasing and logistics company listed on the NYSE) and Sunrise Senior Living (a senior living services provider listed on the NYSE), and formerly served as trustee for Baron Investment Funds Trust and Baron Select Funds. Mr. Fuente brings leadership skills to the Board developed through his executive management experience and service on other boards. He has also demonstrated a sense of fiduciary leadership through his involvement with various community organizations. These qualities have led the Board to conclude that he should continue to serve as a director of the Company. Mr. Fuente’s current term of office as a Class A Director expires at the 2012 annual meeting.

Larry D. Stone, 58, has served on the Board since 2007. Mr. Stone has served as President and Chief Operating Officer for Lowe’s Companies Inc. (a home improvement retailer listed on the NYSE) since December 2006, and before that served as Senior Executive Vice President Merchandising/Marketing since 2005. Mr. Stone served as Senior Executive Vice President Store Operations for Lowe’s from 2003 to 2005, and from 2001 to 2003, served as Executive Vice President, Store Operations. Mr. Stone’s considerable retail experience gained through his positions at Lowe’s Companies Inc., combined with the leadership skills developed as President and Chief Operating Officer, has led the Board to conclude that he should serve as a director of the Company. Mr. Stone’s current term of office as a Class A Director expires at the 2012 annual meeting.

Catherine R. Smith, who joined the Board in March 2009 as a Class C director, resigned from her employment with GameStop Corp. and accepted a position with Walmart International in February 2010. In connection with this change in employment, Ms. Smith tendered her resignation from the Company’s Board of Directors and Audit Committee effective February 25, 2010.

How are directors compensated?

Director Compensation — 2009

					Non-
				Non-Equity	qualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Option Awards	Compensation	Compensation	Compensation
Name(1)	($)	($)(2)(3)	($)(2)(4)	($)	Earnings($)	($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Emanuel Chirico	$90,000	$55,280	$124,941	—	—	—	$270,221
William J. Colombo	(6)	$55,280	$124,941	—	—	(6)	$180,221
Brian J. Dunn	$50,000	$55,280	$124,941	—	—	—	$230,221
David I. Fuente	$68,750	$55,280	$124,941	—	—	—	$248,971
Walter Rossi	$65,000	$55,280	$124,941	—	—	—	$245,221
Lawrence J. Schorr	$74,750	$55,280	$124,941	—	—	—	$254,971
Catherine R. Smith(7)	$56,750	$—	$124,941	—	—	—	$181,691
Larry D. Stone	$61,250	$55,280	$124,941	—	—	—	$241,471

(1)	Mr. Stack is a member of the Board of Directors of the Company. Mr. Stack’s compensation for 2009 is reported in the “Summary Compensation Table” and the other tables set forth herein. As an executive officer of the Company as of the end of fiscal 2009, Mr. Stack did not receive any compensation in connection with his service on the Board of Directors of the Company.

(2)	The values set forth in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock (column c) and stock option awards (column d) granted to each director. A discussion of the relevant assumptions made in the valuation of the restricted stock and stock option awards may be found in the “Stock-Based Compensation” section of Note 9 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

(3)	The grant date fair value with respect to restricted stock grants awarded to each director in the fiscal year ended January 30, 2010, computed in accordance with FASB ASC Topic 718, was $13.82 per share for restricted stock awarded on March 18, 2009. The aggregate number of shares underlying Company unvested restricted stock awards outstanding as of January 30, 2010 set forth in the table is 0 for Ms. Smith, and 7,950 shares for all other directors.

(4)	The grant date fair value with respect to the stock option grant awarded to each director in the fiscal year ended January 30, 2010, computed in accordance with FASB ASC Topic 718, was $6.25 per share for stock option grants awarded on March 18, 2009. The aggregate number of shares underlying unexercised Company stock option awards outstanding as of January 30, 2010 for each director is: Emanuel Chirico, 140,000; William J. Colombo, 1,048,268; Brian J. Dunn, 60,000; David I. Fuente, 246,800; Walter Rossi, 500,600; Lawrence J. Schorr, 231,500; Catherine R. Smith, 20,000; and Larry D. Stone, 60,000.

(5)	Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 39 of this proxy statement. All non-business use of aircraft by any director during fiscal 2009 was billed to and paid for by the director in accordance with our travel policy.

(6)	Mr. Colombo stepped down from his position as President and Chief Operating Officer of the Company in 2008, but has continued with the Company as Vice Chairman of the Board of Directors and otherwise as an employee. Mr. Colombo receives equity awards as a director, but does not receive any cash compensation in connection with his service on the Board. He does receive cash and other compensation as an employee of the Company, which amount is disclosed on page 18 of this proxy statement.

(7)	Ms. Smith resigned from the Board of Directors and Audit Committee effective February 25, 2010.

Understanding Our Director Compensation Table.

Beginning in fiscal 2001, non-employee directors were compensated by means of an annual retainer of $20,000 plus $7,500 per meeting ($3,750 for teleconferences) both paid in cash. In addition to the annual retainer, each committee chair receives $15,000 per committee chairmanship per year, except that the audit committee chair receives an annual retainer of $25,000. Each committee member also receives a per committee meeting fee of $1,500 ($750 for teleconferences). There are generally six (6) Board meetings per year.

Currently, each director receives an initial option grant exercisable for 20,000 shares of common stock upon his or her first election to the Board. Historically, we have provided each director with an additional annual option grant exercisable for 10,000 shares for each year of service thereafter, which vest over a four (4) year period from the date of grant. Beginning with the fiscal 2008 annual grants, the Company introduced annual grants of restricted stock in amounts determined by the Company’s Compensation Committee, but retained the flexibility to also make stock option award grants when needed, as determined by the Compensation Committee. The shares of restricted stock issued in 2008 and 2009 are subject to a three-year cliff vest. Beginning with the 2010 grant, shares of restricted stock granted to directors vest annually over a three (3) year period from the date of grant. Additionally, members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

How often did the Board meet during fiscal 2009?

The Board of Directors met five (5) times during fiscal 2009. During fiscal 2009, the Audit Committee met eleven (11) times, the Compensation Committee met six (6) times and the Governance and Nominating Committee met two (2) times. Each director attended at least 75% of all Board of Director and applicable committee meetings during fiscal 2009, either in person or via teleconference.

What committees has the Board established?

The Board of Directors has standing Compensation, Audit and Governance and Nominating Committees. The following sets forth Committee memberships as of the date of this proxy statement.

	Compensation	Audit	Governance and
Director	Committee	Committee	Nominating Committee

Edward W. Stack
William J. Colombo
Emanuel Chirico		X (c)
Brian J. Dunn			X
David I. Fuente	X (c)		X
Walter Rossi		X
Lawrence J. Schorr(1)	X	X	X (c)
Larry D. Stone	X

(c)	Denotes chair.

(1)	On March 3, 2010, the Board appointed Mr. Schorr to replace Ms. Smith as a member of the Audit Committee.

The Audit Committee.

Messrs. Chirico (Chairperson), Rossi and Schorr and Ms. Smith all served as members of the Audit Committee during fiscal 2009, which has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. Ms. Smith replaced Mr. Schorr on the Audit Committee in June 2009, and Mr. Schorr was re-appointed to the Audit Committee in March 2010 after Ms. Smith resigned her position. We adopted an Audit Committee charter that was effective upon completion of our initial public offering, and which was amended in 2003, 2004, 2007 and in March 2009 to reflect various rule changes promulgated by the New York Stock Exchange (“NYSE”) and the SEC. Our Audit Committee Charter as amended is available on the Investor Relations portion of our website (www.dickssportinggoods.com). The Audit Committee reviews the engagement of our independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the scope, fees and results of any audit. Emanuel Chirico is qualified as the audit committee financial expert within the meaning of the SEC regulations, and the Board has determined that he has accounting and financial management expertise within the meaning of the standards of the NYSE. The Board has determined that Mr. Chirico is independent as the term is defined in the standards of NYSE, and the Board has determined that all members of our Audit Committee are independent within the meaning of the SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.

The Compensation Committee.

Messrs. Fuente (Chairperson), Schorr and Stone comprise our Compensation Committee. Our Compensation Committee Charter, which was amended in 2004 and 2007 to reflect changes in the NYSE and SEC rules relating to corporate governance and compensation disclosure and discussion, is available on the Investor Relations portion of our website (www.dickssportinggoods.com). Our Compensation Committee monitors our stock and incentive and stock purchase plans, establishes the terms and conditions of all equity awards, recommends an overall compensation policy for the Company and discharges the Board’s responsibilities relating to compensation of the officers and directors of the Company. The Compensation Committee does have the authority under its charter to delegate any of its duties and responsibilities (or functions) to a subcommittee of the Compensation Committee consisting of one or more members, as appropriate, and has authorized a subcommittee consisting of our Chairman and Chief Executive Officer, Executive Vice President, Finance, Administration and Chief Financial Officer and Senior Vice President- Human Resources, to issue interim equity award grants as may be necessary, in compliance with the authorizing resolutions and Delaware law.

The Company’s compensation program for executives generally has consisted of three key elements: a base salary, a performance-based annual bonus payable in cash, and periodic grants of stock-based compensation, such as stock options and restricted stock. Under this approach, compensation for executive officers involves a high proportion of pay that is “at risk,” in the form of the annual bonus, which takes into account personal performance but is also based, in significant part, on the Company’s performance. In addition, stock-based compensation such as stock options and restricted stock relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders. Although a considerable portion of compensation for our executive officers is considered to be “at-risk”, our compensation committee has determined that this philosophy, as applied to all of our employees, including our executive officers, does not encourage excessive risk taking at any level of the Company. Rather, it encourages and incentivizes our employees to grow the Company in a disciplined, focused manner, with a view toward long-term success.

Base salaries for our executive officers other than our Chief Executive Officer, including any annual or other adjustments, are based upon recommendations by our Chief Executive Officer, and take into account such factors as salary norms in comparable businesses, a qualitative assessment of the nature of the position, and the contribution and experience of the officer. During fiscal 2009, recommendations relating to executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed and approved by the Compensation Committee. Awards of annual bonuses to executive officers who are subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee and all other bonuses paid to non-executive officers were made in accordance with a formula established by the Compensation Committee and Chief Executive Officer. Company management has engaged the Hay Group since 2007 to provide consultation services regarding executive compensation and to assist in determining or recommending the amount of executive compensation. See page 24 of this proxy statement under “Compensation Discussion and Analysis” for more information regarding the services provided by the Hay Group.

Under the Company’s annual bonus program, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company’s attainment of specific performance goals, primarily total Company earnings before taxes, as recommended by the Chief Executive Officer and approved by the Compensation Committee. Target incentive bonus opportunities are established at the beginning of the fiscal year, and a specified percentage of a bonus program participant’s annual salary is used to determine any amount to be paid. A minimum level of performance is established below which no bonus award is paid, levels of performance at which specified percentages of the bonus will be paid, and a maximum level of performance is established above which no additional bonus would be paid. For additional information regarding our Compensation Committee processes and procedures for the consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” starting on page 22 of this proxy statement.

In March 2010, the Compensation Committee approved (subject to obtaining stockholder approval of our amended and restated 2002 Plan) the use of three-year, performance-based restricted stock, as a special one-time award in support of the Company’s strategic initiatives. These grants vest at the end of a three-year period upon the successful achievement of pre-established performance criteria based on achievement of various metrics. For additional information regarding our three-year performance-based restricted stock awards, see “Compensation Discussion and Analysis” starting on page 22 of this proxy statement.

During fiscal 2009, the Compensation Committee operated under guidelines for equity awards which are generally applicable to all eligible employees. Under these guidelines, grants of stock options and/or restricted stock are generally made on an annual basis in amounts that take into account such factors as market data on total compensation packages, the value of equity awards at targeted external companies, total stockholder return, share usage and stockholder dilution. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. All decisions to grant stock options or restricted stock are in the sole discretion of the Compensation Committee and, except for grants to the Chief Executive Officer, are based upon recommendations from the Chief Executive Officer. However, in limited circumstances, a subcommittee consisting of our Chief Executive Officer, Chief Financial Officer and Senior Vice President- Human Resources has been delegated authority to grant awards to non-executive officers in accordance with Delaware law.

Mr. Stack, our Chairman and Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Company executive officers, and his total annual compensation, including compensation derived from the annual bonus program, was set by the Compensation Committee based on the same factors as other executives. Payments earned by Mr. Stack are included in the “Summary Compensation Table” located on page 36 of this proxy statement. Mr. Stack, as a greater than 5% stockholder, is ineligible to participate in the Company’s employee stock purchase plan.

The Governance and Nominating Committee.

Messrs. Dunn, Fuente and Schorr (Chairperson) currently comprise our Governance and Nominating Committee. Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com). This Committee provides oversight and guidance to our Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our governance. The Committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of and recommends to the full Board candidates for election as directors, and reviews and recommends to the full Board the compensation and benefits for the Company’s non-employee directors. On March 16, 2010, our Governance and Nominating Committee recommended (with Mr. Dunn abstaining as to himself) to the Board of Directors that Messrs. Chirico, Dunn and Rossi stand for election as Class B Directors.

Because the Company is a “controlled company” under the NYSE’s Corporate Governance Standards, we are not required to have an independent nominating committee. However, Messrs. Dunn, Fuente and Schorr would qualify as independent under the standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards.

On March 16, 2010, the Board named David I. Fuente to act as the presiding non-management director for a one-year term (until the 2011 annual meeting proxy statement is filed or until his successor is duly appointed and qualified).

How is our Board leadership structured?

The role of Chairman of the Board and Chief Executive Officer of the Company are currently held by the same person, Edward W. Stack. Mr. Stack, in addition to serving as Chairman and Chief Executive Officer of the Company, also holds a majority of the voting power of our capital stock, and has been operating the Company since 1984. The Board of Directors believes that Mr. Stack’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and vendors, particularly during times of turbulent economic and industry conditions. Each of the directors other than Mr. Stack and Mr. Colombo is independent, and the Board believes that the independent directors provide effective oversight of management. In addition, the Company also maintains a presiding non-employee director position, currently held by Mr. Fuente, to further strengthen the governance structure. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Mr. Fuente provides leadership and direction to the Company’s independent directors, and presides over executive sessions of the Board. The Board also performs annual performance evaluations of our Chairman and CEO by the independent directors.

The Board does recognize that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is taking necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other management levels in the Company.

The Company has, through discussions of the Board, a CEO succession process in place, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts an annual review, discussion and identification of successors in all key executive positions. This process ensures continuity of leadership over the long term, and it forms the basis on which we determine future managerial hiring decisions. It is a key success factor in managing the long planning and investment lead times of our business.

What is the Board’s role in the oversight of risk management?

Our Board as a whole has responsibility for risk oversight, with certain categories of risk being reviewed by a particular committee of the Board, which then reports to the full Board as needed. For example, the Compensation Committee evaluates risk as it relates to the structure of the Company’s compensation practices and philosophy. Company management is charged with the task of adequately identifying material risks that the Company faces in a timely manner, implementing management strategies that are responsive to the Company’s risk profile and specific material risk exposures, evaluating risk and risk management with respect to business decision-making throughout the Company, and efficiently and promptly transmitting relevant risk-related information to the Board or relevant committee, so as to enable them to conduct appropriate risk management oversight. The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, and reputational risks.

How does the Board select nominees for the Board?

Our Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members and management, and will, if warranted, utilize a third-party search firm to assist in finding prospective candidates. This Committee will consider director candidates from stockholders for election at the 2011 annual meeting if such nominees are submitted in accordance with the procedures set forth in “Additional Information — Advance Notice Procedures” on page 52 of this proxy statement.

Our Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the recommendation of the prospective candidate, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Governance and Nominating Committee, and may utilize a third-party search firm to assist in such evaluation. Historically, the Committee has utilized Crist Kolder Associates in this regard, to help in identifying, evaluating and building information and candidate recommendations. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including independence, accountability, integrity, areas of experience, sound judgment in areas relevant to the Company’s businesses, diversity of experience and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Company does not maintain a separate policy regarding the diversity of its board members. However, the Governance and Nominating Committee Charter and our Corporate Governance Guidelines encourage the Governance and Nominating Committee and the Board to consider individuals with diverse and varied professional and other experiences for membership. The Governance and Nominating Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. Our Governance and Nominating Committee is also responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

Our Governance and Nominating Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Governance and Nominating Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more Governance and Nominating Committee members or members of the Board interviewing the prospective nominee. After completing this evaluation and other steps of the process, the Governance and Nominating Committee would make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Investor Relations portion of our website (www.dickssportinggoods.com). We intend to post amendments to or waivers from the Code of Business Conduct and Ethics to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with our Board of Directors, the presiding non-management director or with the non-management directors as a group may do so by writing to the Board of Directors or presiding non-management director (as the case may be), c/o Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or e-mail at investors@dcsg.com to the attention of the Legal Department. Under our process for handling letters received by the Company and addressed to non-management members of the Board of Directors, our Governance and Nominating Committee has instructed the Legal Department to (i) review any such correspondence, (ii) regularly forward to the Board of Directors a summary of all such correspondence and (iii) regularly forward to the presiding non-management director copies of all correspondence that is addressed to the presiding non-management director or the non-management directors as a group or that, in the opinion of the Legal Department, is intended for the presiding non-management director or the non-management directors or that otherwise requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

How does the Board determine which directors are considered independent?

On December 4, 2003, the Board adopted its Corporate Governance Guidelines, which were amended in 2004, 2007 and March 2009 to reflect certain rule changes made by the NYSE and SEC relating to independence determinations and listing standards. The Corporate Governance Guidelines adopted by the Board meet the listing standards adopted by the NYSE for “controlled companies,” and the full text of the Corporate Governance Guidelines, as amended, can be found on the Investor Relations portion of the Company’s website (www.dickssportinggoods.com).

Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of existing director and director nominee independence on March 15 and 16, 2010. During this review, the Board considered transactions and relationships between each director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company). As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the NYSE.

As a result of this review, the Board affirmatively determined that Messrs. Fuente, Schorr and Stone are, Ms. Smith, prior to resigning from the Board in February 2010 was, and that Messrs. Chirico, Dunn and Rossi would be if elected, independent directors, in accordance with the standards set forth in the Corporate Governance Guidelines and in accordance with independence requirements implemented by the NYSE Listing Standards.

Policy on Annual Meeting Attendance.

The Board’s official policy with respect to Board attendance at the annual meeting of stockholders is that the Board strongly encourages its members to attend the Company’s annual meeting of stockholders; the Company also expects that most of its directors will attend its 2010 annual meeting. All of the then current members of the Board were in attendance at last year’s annual meeting.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Fuente, Schorr and Stone. Neither Mr. Fuente, Mr. Schorr nor Mr. Stone has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee. Our Compensation Committee customarily has met and discussed matters relating to the compensation of our employees and key officers.

Certain Relationships and Transactions with Related Persons

Some of our stockholders who own more than 5% of a class of our common stock have registration rights to register shares of our common stock under the Securities Act of 1933. They may request that we register their shares of common stock with the SEC, and, if all conditions under our registration rights agreement are met, we must register their shares. We would be required to bear specified expenses related to those registrations.

We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard “Dick” Stack, our founder and father of Edward W. Stack, one of which continues to operate as one of our stores. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal year 2009. The amount we are paying per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third parties for other new leases that were entered into around the same time period.

We entered into an agreement with Edward W. Stack and Richard T. Stack, dated November 12, 1992, which gives Edward W. Stack an irrevocable proxy to vote all shares of Dick’s Sporting Goods, Inc. owned (including shares acquired in the future) by Richard T. Stack. Also, on December 4, 2007, Edward W. Stack amended an option agreement entered into with his brother Martin Stack. As amended, the option is exercisable beginning December 2, 2009 and for thirty-six (36) months thereafter for up to seven hundred fifty-nine thousand eight hundred (759,800) shares of common stock. The option is exercisable at 75% of the then per share market price on the date of exercise. Market price for purposes of that agreement is defined as the mean between the high and low prices of the Company’s common stock on the national securities exchange on the day on which the option is exercised, if the common stock is then being traded on a national securities exchange, and if the common stock is then being traded on such an exchange but there are no sales on such day, the market price shall be deemed to be the mean between the high and low prices of the common stock on the national securities exchange on the day on which the most recent sales occurred prior to the date of exercise; and if the common stock is not then traded on such an exchange, then the market price shall be deemed to be the mean between the high and low bid and asked prices for the common stock on the over-the-counter market on the day on which the option is exercised.

On February 13, 2006, we entered into an Aircraft Sublease Agreement with Corporate Air, LLC (“Corporate Air”). Under that sublease we charter for business use an aircraft owned by EWS, LLC (“EWS”), an entity owned by Edward W. Stack. Corporate Air, an independent airline charter company, has a master lease with EWS under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter the aircraft for use by third parties. During the five (5) year sublease term, we have the right to use this aircraft on a flight available basis for one thousand five hundred (1,500) hours for travel purposes. The sublease may be terminated on certain conditions as set forth in the sublease and terminates automatically if Corporate Air no longer has the right to operate the aircraft under the master lease. Under this arrangement, we pay Corporate Air a base fee of $150,000 per month and an hourly charter rate of $1,900 per block hour of actual usage. The hourly charter rate is subject to a fuel surcharge adjustment, as set forth in the sublease. During fiscal 2009, we paid Corporate Air $2,182,826 under the sublease.

In December 2009, we entered into an assignment with EWS and Gulfstream Aerospace Corporation, where we acquired purchase and outfitting rights to a Gulfstream aircraft, for which EWS had previously made deposits, of which $1.5 million was non- refundable. Upon our acquisition of the sales agreement, EWS received reimbursement of all its deposits from Gulfstream. We made payments of $8 million in 2009 under the purchase agreement. All deposits are attributed to the total purchase price of $59.5 million, which is payable in increments through 2012. If the agreement is terminated prior to the delivery of the aircraft, up to $3.5 million of the deposits are non-refundable.

We, along with two of our subsidiaries, currently sublease one (1) store to and lease two (2) stores from Best Buy Co., Inc., where Mr. Dunn serves as Chief Executive Officer. Each lease was entered into pursuant to arms’ length transactions prior to Mr. Dunn’s election to our Board of Directors. The sublease was entered into in 1999 for an initial term of five (5) years, with four (4) extension options thereafter, each for an additional five (5) year term. The annual rent that Best Buy pays to us under this sublease is $204,199. The first lease was entered into by our subsidiary Galyan’s Trading Company, Inc. in 1999, for a twenty (20) year term and annual rent of $1,523,735 per year. The second lease is held through our wholly-owned subsidiary, Golf Galaxy, Inc. The lease, entered into in 2004, has a term of ten (10) years and two (2) months, and has annual rent payments of $232,499.

Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, who is employed by the Company as a director. During fiscal 2009, Mr. Myers was paid an aggregate salary and bonus of $129,147 for his services during the year.

On February 2, 2008, Mr. Colombo stepped down as the President and Chief Operating Officer of the Company, but continued with the Company as an employee and to serve as Vice Chairman of the Board. In connection with his 2009 employment, Mr. Colombo received an aggregate salary of $150,000, and other compensation totaling $13,336, which amounts consisted of professional fees and an annual vehicle allowance. All other amounts received by Mr. Colombo in 2009 were received in connection with his service as Vice Chairman, and are reflected in the Director Compensation Table on page 10 of this proxy statement.

Prior to the implementation of our related party policy, which is discussed below, the Audit Committee, through its committee charter, had the ability in its discretion to review and ratify, approve or disapprove the Company entering into any transaction between the Company or its subsidiaries and any related persons that were required to be reported under SEC Regulation S-K Item 404, or any rules or regulations issued in connection therewith. The Audit Committee reviewed and approved or ratified the transactions set forth above that occurred prior to March of 2007 in accordance with the terms of its committee charter, with the exception of the retail lease agreements entered into with Best Buy, which were reviewed and approved by the full Board prior to Mr. Dunn being elected to our Board, in accordance with the Company’s related party policy. Since March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under SEC Regulation S-K Item 404 has been conducted in accordance with the terms of the Company’s related party policy, discussed below. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the policy.

In March of 2007, the Company’s Board approved a policy related to notification, review and approval or disapproval of related party transactions that are reportable under SEC Regulation S-K Item 404. This related party policy covers our directors, nominees, executive officers, and immediate family members of our directors, nominees and executive officers. The policy also may apply to any outside third-party company or entity in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors or immediate family members, is employed. Transactions with these outside entities will initially be reviewed by our Legal Department to determine if they are within the scope of the policy. We obtain information regarding potential related party transactions as part of our annual director and executive officer questionnaires.

Transactions (or series of related transactions) that would fall within the scope of the policy include those in which the amount exceeds $120,000, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is to be reviewed, and approved or disapproved by the Audit Committee (or the full Board in lieu of the Audit Committee).

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board of Directors, which is available on the Investor Relations portion of our website (www.dickssportinggoods.com), specifies that the purpose of the Committee is to assist the Board of Directors in its responsibility to:

•	oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

•	oversee the work of the Company’s financial management, the internal auditors employed by the Company and any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work;

•	oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls and that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls; and

•	provide an open avenue of communication between outside auditors, internal auditors and the Board.

In carrying out these responsibilities, the Audit Committee, among other things:

•	provides oversight on matters relating to its appointment and oversight of the outside auditors;

•	reviews matters concerning the appointment and oversight of the internal auditors;

•	provides oversight and review of accounting principles and practices and internal controls;

•	provides oversight and monitoring of the Company’s financial statements and audits;

•	oversees matters relating to communications with the outside auditors and management;

•	prepares an annual report to be included in the Company’s proxy statement relating to the annual report; and

•	provides oversight to the extent it deems necessary on certain other matters related to certain related party transactions.

The Audit Committee met eleven (11) times during fiscal 2009. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2009, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, Vol. 1. AV Section 380) and as adopted by the Public Accounting Oversight Board in Rule 3200T, including the adoption of, or changes to, the Company’s significant internal auditing and accounting principles and procedures as suggested by the outside auditors, internal audit and management and any management letters provided by the outside auditors and the response to those letters. The Audit Committee has also received the written disclosures and the letter from the Company’s independent accountant, Deloitte & Touche LLP (sometimes referred to as D&T), required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has had discussions with D&T regarding their independence. The Audit Committee has also received, reviewed and discussed with D&T the report required by section 10A(k) of the Securities Exchange Act of 1934.

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, for filing with the SEC.

Members of the Audit Committee

Emanuel Chirico (Chairperson)
Lawrence J. Schorr
Walter Rossi

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For 2009, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports, review of filings with the SEC and provided tax services. They are knowledgeable about our operations and accounting practices and are well qualified to act as the independent registered public accounting firm, and the Audit Committee has selected D&T as such for 2010.

Audit and Non-Audit Fees and Independent Public Accountants.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2008 and 2009, and fees billed for other services rendered by D&T for fiscal 2008 and 2009.

	Fiscal 2008	Fiscal 2009

Audit Fees	$1,040,645	$914,142
Audit-Related Fees	114,167	76,064
Tax Fees	29,164	748,658
All Other Fees	—	—

Total All Fees	$1,183,976	$1,738,864

Audit Fees.  Amounts presented include $221,076 and $155,400 of fees incurred in connection with review of Company compliance under the Sarbanes-Oxley Act in fiscal 2008 and 2009, respectively.

Audit-Related Fees.  Audit related fees paid in fiscal year 2008 principally include procedures performed in connection with the goodwill and other intangible asset impairment charge recorded by the Company, acquisitions and audits of employee benefit plans. Audit related fees in fiscal 2009 principally include fees relating to audits of employee benefits plans and statutory audits of subsidiary locations.

Tax Fees.  Tax fees set forth for fiscal 2008 and 2009 are for tax-related services related primarily to tax consulting, tax planning and tax compliance (including U.S. federal and state returns).

The Audit Committee pre-approves the terms of all auditing services and the terms of any non-audit services which the independent registered public accounting firm is permitted to render under Section 10A(h) of the Securities Exchange Act of 1934. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any pre-approval decision made by that member.

Representatives of D&T will be present at the Annual Meeting of stockholders to respond to questions and to make statements as they desire.

The Board of Directors unanimously recommends that the stockholders vote “For” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2010.

EXECUTIVE COMPENSATION

Compensation Committee Report.

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation

Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The full text of the Compensation Committee’s charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com).

Respectfully submitted,

Members of the Compensation Committee

David I. Fuente (Chairperson)
Lawrence J. Schorr
Larry D. Stone

Compensation Discussion and Analysis

Overview.

This section of our proxy statement discusses the compensation awarded to, earned by, or paid to our 2009 named executive officers (we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the “Summary Compensation Table” on page 36 of this proxy statement, as the “named executive officers”).

Role of Compensation Committee.

Our Compensation Committee is responsible for reviewing the corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer, evaluating the Chairman and Chief Executive Officer based on those goals and objectives and setting his compensation based on that performance. The Compensation Committee makes recommendations to our Board and the Chairman and Chief Executive Officer related to the compensation of other named executive officers and approves those officers’ compensation. Additionally, as it relates to all employee compensation other than his own, our Chairman and Chief Executive Officer plays a central role in establishing, reviewing and evaluating compensation matters. Because our Chairman and Chief Executive Officer is key to our business, holds a majority of the voting power of our capital stock and has been operating the Company since 1984, he plays an extremely significant role in establishing all policies at the Company, including those related to other employees’ compensation. For example, the Chairman and Chief Executive Officer makes the initial determination of annual base salary for all executive officers, in consultation with the head of Human Resources, subject to review and approval by the Compensation Committee, approves (as part of a subcommittee appointed by the Compensation Committee) individual equity awards for officers other than directors and executive officers, and makes the final determination on whether new and/or revised compensation programs will be presented by management to the Compensation Committee.

Under the rules promulgated by the New York Stock Exchange and Rule 162(m) of the Internal Revenue Code, as amended, the three members of our Compensation Committee are independent non-employee directors for purposes of establishing compensation for our named executive officers.

Objectives and Philosophy.

General.  The Company’s compensation objectives and philosophy are grounded in our overall goal — which is to be the number one sports and fitness specialty retailer for all athletes and outdoor enthusiasts through the relentless improvement of everything we do. We believe that, in order to pursue and achieve that goal, we need to continue to grow our business in a very disciplined way. Because we believe that financial discipline and focus are critical elements to the Company’s overall success, we use earnings before taxes (“EBT”) as the primary metric to measure our business goals for compensation purposes. Although we rely heavily on EBT as a performance metric, we also utilize other internal Company metrics, as discussed in greater detail below, to focus the efforts of our management and employees in certain specific areas to promote growth and profitability.

Compensation Philosophy.  Our compensation programs are designed to attract and retain executive leaders who are results oriented, financially astute and focused on continuous performance improvement. Consequently, our compensation philosophy currently emphasizes “at risk” pay by providing for market median compensation at target performance and significant upside potential for above-target performance through our variable pay programs. Although a considerable portion of compensation for our executive officers is considered to be “at-risk”, our compensation committee has determined that this philosophy, as applied to all of our employees, including our executive officers, does not encourage excessive risk taking at any level of the Company. Rather, it encourages and incentivizes our employees to grow the Company in a disciplined, focused manner, with a view toward long-term success. The chart below provides the purpose and specific target market position for each pay element.

Pay Component	Purpose	Philosophy/Target Market Position

Base salary	Compensate the executive relative to his/her individual skills, experience, technical/functional knowledge and contributions to the Company.	Retail market median with a willingness to pay up to the 75th percentile for critical skills in key functions.(a)

Performance based annual cash bonus
•   Encourage achievement of above-target
    financial metrics

•   Focus efforts on continuous short-term
    improvement

•   Align cross-functional objectives
    through use of commonly utilized
    Company-wide metrics (e.g., EBT)
Retail market median for target performance with upside potential at or above the 75th percentile for maximum performance.(a)

Long-term stock based incentives
•   Drive behaviors that lead to long-term
    growth and financial success

•   Create a balance between a short-term
    and a long-term performance focus

•   Align executive and stockholder
    interests

•   Retain key executive talent

•   Provide executive ownership
    opportunities
Retail market median for target performance with above median discretionary awards for outstanding performance against key financial metrics.

Retirement and welfare benefits	Provide tax-deferred retirement savings opportunities and financial protection against illness, disability or death.	Competitive with the retail market. This component is part of our broad-based benefit program and available to other employees based on certain eligibility criteria.(b)

Perquisites and other additional benefits	Attraction and retention of key executive talent.	Competitive but limited use of executive perquisites.

(a)	Percentile information derived from the Hay Retail Survey, discussed below under “Benchmarking Executive Compensation.”

(b)	Health benefits such as medical, dental and vision available to our named executive officers are the same as those offered to other full-time associates, with the exception of our Chairman and Chief Executive Officer, whose medical plan contains a higher level of coverage due to the critical nature of his role. Retirement programs, as described below, are available to certain managers and high-level individual contributors.

Determining Executive Compensation.

Material increases or decreases in our named executive officers’ compensation (other than our Chairman and Chief Executive Officer) are determined by our Chairman and Chief Executive Officer (through his recommendations to the Compensation Committee) and reviewed and approved by our Compensation Committee. These changes are determined based on the circumstances related to the named executive officer including individual performance, specific skills, knowledge and experience, the internal value of the position held and external market competitiveness. Overall Company performance and satisfaction of key internal metrics are intrinsic elements of our variable pay programs. The annual bonus plan payout for named executive officers is based on Company financial and operational metrics. Equity grants made under our 2002 Plan are awarded based on a combination of overall Company performance as well as individual performance and potential. In addition, in line with our philosophy of keeping more pay “at risk” for upper management, we grant a higher percentage of stock options to our named executive officers as compared to non-executive employees due to the fact that the grants are inherently performance based, as the executive officer receives limited benefit from the grant unless the stock price rises after the grant date. Company performance is also a consideration in determining other aspects of compensation, including base pay increases and Company contributions to retirement programs.

Changes to our Chairman and Chief Executive Officer’s compensation are determined based primarily on the consolidated performance of our Company and our subsidiaries. The Compensation Committee, in determining compensation amounts for the Chairman and Chief Executive Officer, also reviews and takes into consideration the aggregate historic compensation awarded to the Chairman and Chief Executive, both in terms of individual elements of compensation (including the mix of fixed versus variable pay components), as well as the aggregate value of the Chairman and Chief Executive Officer’s equity ownership in the Company.

Benchmarking Executive Compensation.

The current economic downturn has and will continue to have a major impact on executive compensation. In the face of increased financial and operational challenges, the Company remains committed to a performance pay approach in determining executive officer pay. During this period of economic volatility, the challenge is to balance realistic performance expectations while at the same time preserving the incentive to focus on our core philosophy of “relentless improvement in everything we do”. In addition, it is now more critical than ever to ensure that we attract and retain the most capable and competent leaders for our Company. To achieve the appropriate balance with respect to these varying elements, the Compensation Committee considers the pay mix between base and variable compensation in setting executive officer pay to align with stockholder interests and to be flexible enough to react to changing economic conditions.

The Hay Group, a nationally known consulting company with a strong emphasis in the retail sector, was originally engaged by the Company’s management in the fall of 2007 to conduct a comprehensive market analysis for use in evaluating and establishing executive compensation. Since 2007, management has annually engaged the Hay Group to assist in developing a comprehensive review of our executive officer total direct compensation. This data was utilized by our Chairman and Chief Executive Officer to assist him in developing recommendations to the Compensation Committee regarding executive officer compensation. Each direct pay component utilized by the Company was analyzed using the Hay Group 2009 Retail Industry Total Remuneration Report (referred to in this proxy statement as the “Hay Retail Survey”), which includes 92 companies and provides data by job title (controlling for differences in responsibility and revenue). In 2009 the Compensation Committee requested that the Hay Group participate in a Compensation Committee discussion regarding retail industry best practices in both short-term and long-term incentive plans. The Hay Group also provides periodic market analysis and other non-executive compensation consulting services to management. The Compensation Committee believes the work performed by the Hay Group for management does not in any way impact the independence of the Compensation Committee members.

In addition, at the request of the Compensation Committee, management in 2009 utilized the Hay Group to conduct a review of the direct compensation components for our named executive officers against a benchmark retail group, which we refer to as the “Peer Analysis”. The Peer Analysis focused on base pay, annual bonus and stock-based compensation. The Compensation Committee approved the establishment of an “Executive Compensation Retail Peer Group” using the following general criteria for purposes of conducting the Peer Analysis:

•	publicly held specialty retailers;

•	retailers with annual revenues between one-half and two times the Company’s annual revenue;

•	“medium” to “large” box retailers (i.e. retailers with average store size of 15,000 square feet or greater);

•	retailers with comparable financial metrics (i.e. that consider both short and longer-term performance such as market capitalization, sales, return on invested capital and total shareholder return); and

•	companies with which we compete for executive talent.

The companies used for the Peer Analysis do not necessarily match all of the criteria set forth above, as not all of the criteria are of equal importance. The decision to include companies with up to double annual revenues of the Company aligns with the aspirational nature of our growth strategy, thereby reflecting the appropriate recruitment universe from which we desire to attract executive officer talent to support that strategy. Additionally, the broader criteria ensure a sufficient number of companies are included in our peer group to provide meaningful benchmarks.

The Executive Compensation Retail Peer Group is reviewed periodically by the Compensation Committee and may change from time to time based on each retailer’s continued relevance to the Company’s current or future business model, as well as the competitive environment for executive talent. At its September 2009 meeting, the Compensation Committee reviewed the Executive Compensation Retail Peer Group against updated financial and operational metrics and determined that two revisions were required at that time; Borders Group, Inc. was removed and Tractor Supply Company was added, as its size, revenue and specialized product line is reflective of our peer group criteria. The revised Executive Compensation Retail Peer Group for 2010 is comprised of the following companies:

• Abercrombie and Fitch Co.	• Big Lots, Inc.	• Collective Brands, Inc.
• Advance Auto Parts, Inc.	• Cabela’s Incorporated	• PetSmart, Inc.
• American Eagle Outfitters, Inc.	• Charming Shoppes, Inc.	• Ross Stores, Inc.
• AutoZone, Inc.	• Dollar Tree Stores, Inc.	• Tractor Supply Company
• Barnes and Noble, Inc.	• Foot Locker, Inc.	• Williams-Sonoma, Inc.
• Bed Bath and Beyond Inc.	• GameStop, Corp.

Since the current economic conditions have affected most, if not all, of these companies in a similar manner, the Compensation Committee believes the revised Executive Compensation Retail Peer Group continues to represent a proper benchmark for our executive officer compensation.

Compensation Program Design.

The Compensation Committee, in consultation with our Chairman and Chief Executive Officer, has designed our executive compensation program to reward the achievement of specific annual Company financial and operational metrics in order to align executives’ interests with those of our stockholders by rewarding performance that increases stockholder value. To that end, our plans emphasize variable, performance-based pay.

Historically, we have not had a rigid policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee, in consultation with our Chairman and Chief Executive Officer, has maintained the flexibility to reallocate between these variables as circumstances dictate. Set forth below is a table for fiscal year 2009 that shows the percentage of compensation for each of our named executive officers that is considered to be “at risk”, as compared to the percentages reflected in the Hay Retail Survey and our Executive Compensation Retail Peer Group. Percentages used in this table reflect 2009 base pay, 2008 bonus paid in 2009 and the value of the 2009 annual equity grants. The value of equity is derived using the fair market value of the stock on March 17, 2009, the date before the grant was approved and a Black Scholes factor (excluding expected forfeiture rates). The above valuation methodology was used to ensure the appropriate comparison with market data.

			2009
	2009 At Risk		Executive
	Pay as a % of		Compensation
	Total Direct	2009 Hay	Retail Peer
Position(1)	Compensation	Retail Survey	Group

Chairman and Chief Executive Officer	84.4%	65.1%	79.3%
Executive Vice President, Finance, Administration and Chief Financial Officer(2)	62.9%	56.2%	68.1%
President and Chief Operating Officer	68.1%	60.1%	68.7%
Executive Vice President and Chief Marketing Officer	65.1%	35.8%	66.4%
Senior Vice President- Human Resources	64.4%	37.8%	n/a

(1)	Gwen Manto, Executive Vice President and Chief Merchandising Officer, left the Company in April 2009, and as such is not included herein; for details regarding Ms. Manto’s departure, see page 44 of this proxy statement.

(2)	During fiscal year 2009, our Executive Vice President, Finance, Administration and Chief Financial Officer also held the position of Treasurer of the Company.

Although the overall percentage of at-risk pay is high, the components that make up this portion of our executive officer compensation package have been designed to eliminate potential excessive risk taking by emphasizing long-term compensation and financial performance metrics correlated with stockholder value. For example, the annual bonus plan consists of solid foundational metrics that focus not just on sales, but on profitable sales. Also, our equity plan allows for the issuance of a balance of stock options and restricted stock. The inclusion of restricted stock with a three-year cliff vesting period shifts the emphasis from short-term results and decisions, while the introduction of three-year performance based restricted stock in 2010 and the use of stock options helps us to maintain a strong focus on long-term improvement and obtaining specific long-term results. The combination of strong profit orientation in the short-term bonus plan and the balanced equity program design encourages our executive officers to make thoughtful, sound business decisions that support the Company’s growth strategy while at the same time protecting stockholder interests.

Compensation Components.

Consistent with the goals discussed above, the Company’s compensation program for executives consists of base salary, annual bonus and long-term incentive awards, each of which are discussed below.

Base Salary.  Base salaries for our named executive officers, other than the Chairman and Chief Executive Officer, including any annual or other adjustments, are based upon recommendations provided by our Chairman and Chief Executive Officer, taking into account a qualitative assessment of the nature of the position, overall Company performance, the contributions and experience of the officer and external market competitiveness.

Fiscal Year 2009.   The base salaries paid to our named executive officers for fiscal 2007, 2008 and 2009 are set forth in the “Summary Compensation Table” located on page 36 of the proxy statement.

The Compensation Committee considered the current economic conditions within the retail industry, each named executive officer’s total pay position within the retail market and the proposed pay mix including the actual incentive payout and long-term equity grant value to determine 2009 base salaries. As a result, the Committee determined to postpone any base salary increases for 2009, with the exception of Mr. Schmidt, whose salary increased as a result of his promotion to President and Chief Operating Officer. The Compensation Committee re-evaluated business conditions later in the fiscal year, and awarded base pay increases to Mr. Kullman and Ms. Sutter effective August 2009.

Fiscal Year 2010.   During the Compensation Committee’s meeting in March 2010, salary recommendations for the named executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed and discussed by the Compensation Committee and determined for fiscal year 2010 as follows:

Position	2010 Base Salary

Chairman and Chief Executive Officer	$800,000
Executive Vice President, Finance, Administration and Chief Financial Officer	$550,000
President and Chief Operating Officer	$700,000
Executive Vice President and Chief Marketing Officer	$450,000
Senior Vice President- Human Resources	$370,000

To determine 2010 base salary amounts, the Compensation Committee considered the current economic conditions within the retail industry, each named executive officer’s individual performance, total pay position within the retail market and the proposed pay mix including the actual incentive payout and long-term equity grant value. As a result of these considerations along with promotion actions that occurred in 2009, base pay increases for executive officers varied, resulting in some salaries remaining frozen and the remaining salaries being proportionally increased to reflect the above criteria. So as to effectuate the realignment of merit pay and performance cycles after the 2009 salary postponements, the effective date of the 2010 base salary increases for our named executive officers is April 2010.

The following table sets forth, on a percentile basis, a comparison of the 2010 base salaries for our named executive officers against information from both the Hay Retail Study as well as the Executive Compensation Retail Peer Group:

	2009 Hay Retail	2009 Executive
	Retail Survey	Compensation Retail
Position(1)	Percentile	Peer Group Percentile

Chairman and Chief Executive Officer	25th	25th
Executive Vice President, Finance, Administration and Chief Financial Officer	50th	75th
President and Chief Operating Officer	50th - 75th	50th
Executive Vice President and Chief Marketing Officer	90th	50th
Senior Vice President- Human Resources	50th - 75th	n/a

(1)	Gwen Manto, Executive Vice President and Chief Merchandising Officer, left the Company in April 2009, and as such is not included herein; for details regarding Ms. Manto’s departure, see page 44 of this proxy statement.

In light of 2009 financial results, these percentile rankings reflect the Company’s compensation philosophy of retail market median for base salaries, with a willingness to pay up to the 75th percentile for critical skills in key functions. Additionally, maintaining a lower percentage of total compensation attributable to base pay, with a higher percentage of total compensation based on variable pay elements, is intended to keep the Company’s named executive officers focused on continual improvement of the Company’s performance, which is expected to ultimately benefit the Company’s stockholders as well. After reviewing the competitive market and peer group data along with the total compensation of the named executive officers, the Compensation Committee believes the base salaries above reflect appropriate levels of base pay.

Annual Bonus.  Under our annual bonus program, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company’s attainment of specific performance goals as recommended by the Chairman and Chief Executive Officer and approved by the Compensation Committee.

Fiscal Year 2009.   The Company’s annual incentive bonus opportunities applicable to named executive officers at the executive vice president level and higher were established using Consolidated Earnings Before Taxes (Consolidated EBT) targets. In addition, for Senior Vice President level positions, the annual incentive bonus opportunity for 2009 was bifurcated, with 80% applied to Consolidated EBT, and 20% applied to Consolidated Sales. Consolidated EBT and Consolidated Sales targets for 2009 were established as follows:

2009 Performance Target (Numbers in $000s)	Minimum	Threshold	Target	Maximum

Consolidated EBT	$138,955	$156,325	$173,694	$228,645
Consolidated Sales	$3,931,000	$4,038,000	$4,096,000	$4,250,000

A specified percentage of the named executive officer’s annual salary is used to determine the actual bonus amount to be paid. For fiscal 2009, four (4) separate levels of performance were established: (i) a minimum level of performance below which no bonus award is paid; (ii) a threshold level of performance; (iii) a target level of performance; and (iv) a maximum level of performance above which no additional bonus would be paid. The minimum level of performance was a special addition first used in 2008, and was retained by the Compensation Committee for 2009 in anticipation of the continued level of economic volatility that would likely occur in 2009, and the importance of maintaining the pay for performance nature of the bonus program, while at the same time preserving its incentive and retentive characteristics. The following sets forth the specific bonus percentages payable for fiscal 2009 for our named executive officers, as a percentage of base salary:

Position(1)	Minimum	Threshold	Target	Maximum

Chairman and Chief Executive Officer	80%	160%	200%	400%
Executive Vice President, Finance, Administration and Chief Financial Officer	30%	60%	75%	150%
President and Chief Operating Officer	30%	60%	75%	150%
Executive Vice President and Chief Marketing Officer	30%	60%	75%	150%
Senior Vice President- Human Resources	20%	40%	50%	100%

(1)	Gwen Manto, Executive Vice President and Chief Merchandising Officer, left the Company in April 2009, and as such is not included herein; for details regarding Ms. Manto’s departure, see page 44 of this proxy statement.

The Compensation Committee in each instance retains discretion to pay less than the amounts set forth in the tables above, based on a variety of individual and Company-based performance criteria. Each of the “categories” for the applicable 2009 Consolidated EBT (and consolidated sales with respect to Senior Vice Presidents) has a correlative relationship with the levels of specific bonus percentages that are payable; that is, the Compensation Committee looks at the percentage of the applicable 2009 metrics that the Company achieved during the fiscal year to determine the actual payment amount. For example, if the “Threshold” 2009 Consolidated EBT was achieved, then the payment amount owed would equal the corresponding “Threshold” for the named executive officer, based on the 2009 eligible earnings amount. These amounts are determined on a “sliding scale”, such that if the 2009 Consolidated EBT achieved is between the Threshold and Target amount, then the corresponding percentage bonus payable would be a percentage amount between the Threshold and Target percentages.

The Company’s fiscal 2009 Consolidated EBT was $233,289,000 and its Consolidated Sales (for Senior Vice President positions) was $4,412,835,000. The chart below summarizes the payouts received and the relationship to the target payout.

	2009	Target Payout	Actual Payout
	Bonus	as Percentage of	as a Percent of
Position(1)	Received	Base Salary	Base Salary

Chairman and Chief Executive Officer	$2,800,000	200%	400%
Executive Vice President, Finance, Administration and Chief Financial Officer	$756,923	75%	150%
President and Chief Operating Officer	$1,012,500	75%	150%
Executive Vice President and Chief Marketing Officer	$337,500	75%	75%
Senior Vice President-Human Resources(2)	$333,846	50%	100%

(1)	Gwen Manto, Executive Vice President and Chief Merchandising Officer, left the Company in April 2009, and as such is not included herein; for details regarding Ms. Manto’s departure, see page 44 of this proxy statement.

(2)	Actual performance is a weighted average based 80% on Consolidated EBT and 20% on Consolidated Sales.

Each of the bonus payments are generally paid for the most recently completed fiscal year (assuming the performance levels have been met) as soon as administratively practical after the bonus amounts are determined and the Compensation Committee has taken the action required under Section 162(m) of the Internal Revenue Code. The Compensation Committee has retained the right to pay bonuses outside of the Company’s 2002 Plan and that do not qualify and are not deductible by the Company as compensation under Section 162(m) of the Internal Revenue Code because the requirements of Section 162(m) have not been met. Over the past three (3) years, we have achieved at or near the maximum performance level twice.

Fiscal Year 2010.  The Compensation Committee recognizes the continued economic challenges facing our industry and believes it is especially important during these times to provide a short-term incentive program that encourages and rewards performance results relative to macro-economic conditions. The potential amounts payable to our named executive officers for the 2010 incentive bonus are formulated as a percentage of their 2010 eligible earnings amounts, using the “Target” percentage as the base amount. For 2010, the “minimum” performance payout opportunity has been eliminated, requiring a higher level of achievement in order for bonus payout to occur. The 2010 Target percentages payable for fiscal 2010 for our named executive officers as a percentage of base salary are as follows: Chairman and Chief Executive Officer- 200%, Executive Vice President, Finance, Administration and Chief Financial Officer, President and Chief Operating Officer, and Executive Vice President and Chief Marketing Officer- 75%, and Senior Vice President- Human Resources- 50%. In addition to the Target amount, the Company has also established a “Threshold” amount, which is set at 80% of Target, and a “Maximum” amount, which is set at 200% of Target.

For 2010, the bonus metrics for our named executive officers will be based on two separate components, with the primary component being Consolidated Earnings Before Taxes (“Consolidated EBT”). Consolidated EBT is also a threshold criterion; if the threshold Consolidated EBT target is not met, then no bonuses will be paid, regardless of whether the other goals have been achieved. Assuming that the threshold Consolidated EBT target is met, then in addition to Consolidated EBT, four (4) additional metrics will be evaluated: comparable sales growth percentage, gross margin basis point improvement, inventory turn improvement and new store productivity basis point improvement (collectively, the “Strategic Goals”). The relative weight assigned to each of the two components for each of our named executive officers is: Consolidated EBT- 80%, and Strategic Goals - 20%.

The Company has established the percentage levels for the 2010 Consolidated EBT metric at which bonus payments may be paid, whether at the threshold, target or maximum percentage amounts, as well as the Strategic Goal metrics. The Compensation Committee believes a significant effort will be required to achieve these performance levels. The target performance level is significantly above the 2009 actual result, and the maximum performance level represents a 7% increase over target. In setting these stretch performance levels, the Compensation Committee intended to align extraordinary performance with maximum payouts as well as support shareholder interests within the context of the current unique economic environment. The following table sets forth the applicable target amounts for our 2010 Consolidated EBT metric:

	Threshold	Target	Maximum

Consolidated EBT	$249,700,000	$276,200,000	$294,500,000

As set forth above, the relative weight (as a percentage of overall payment of the bonus) assigned to Consolidated EBT for our named executive officers is 80%. This 80% weight is adjusted to obtain an “adjusted goal” percentage based on the applicable Consolidated EBT level achieved; that is for a Maximum Consolidated EBT, the 80% weight would be doubled to 160%, and for a Threshold Consolidated EBT, the 80% weight would be multiplied by 80%, resulting in a 64% adjusted weight. For example, if the “Maximum” 2010 Consolidated EBT is achieved, then our President and Chief Operating Officer would receive 120% of his base salary as it relates to the Consolidated EBT goal, which is his target percent of pay of 75%, multiplied by the 160% “adjusted weight” of the goal, which is the 80% weight adjusted by the 200% Maximum amount. These amounts are determined on a “sliding scale”, such that if the 2010 Consolidated EBT achieved is between the Threshold and Target amount, then the corresponding percentage bonus payable would be a percentage amount between the Threshold and Target percentages, which would then be multiplied by the 80% weight attributable to this component.

As stated above, the Company will look to the Strategic Goals as the second component of the 2010 annual bonus only if the Company meets the “threshold” Consolidated EBT target. Assuming that occurs, the 2010 Strategic Goals to be obtained (based on a yes/no determination) are: (i) comparable sales growth percentage of 3% over 2009 fiscal year, (ii) gross margin improvement of 113 basis points over 2009 fiscal year, (iii) inventory turn improvement of 0.08x over 2009 fiscal year, and (iv) new store productivity improvement of 511 basis points over 2009 fiscal year.

The four metrics that comprise the Strategic Goal component of the short-term performance incentive plan were selected so as to focus the efforts of our executive officers on both Dick’s specific growth initiatives as well as achieving sustained profitability. The introduction of Strategic Goals is intended to create a holistic perspective in our executive officers, which integrates individual achievement and cross-functional cooperation. The Compensation Committee also considered the risk mitigation aspect provided by a broader focus on both financial and operational metrics. Twenty percent of the potential annual bonus for all executive officers (including the Chairman and Chief Executive Officer) will be based on satisfaction of the Strategic Goals.

Payment for achievement of the various Strategic Goals is also premised on the level of Consolidated EBT achieved. The following chart sets forth the correlation between level of Consolidated EBT achieved, the number of Strategic Goals met, and the impact on the final goal weight (using our President and COO as an example):

	Payout Opportunity
	Percent of Strategic Goal Achieved			Goal Weight
# Goals Achieved	Threshold(1)	Target(1)	Maximum(1)	Threshold	Target	Maximum

4	100%	150%	200%	20%	30%	40%
3	75%	100%	175%	15%	20%	35%
2	50%	75%	150%	10%	15%	30%
1	25%	50%	100%	5%	10%	20%

(1)	A determination of which column to utilize to determine percent of Strategic Goal achieved is based on the level of Consolidated EBT achieved for the 2010 year.

The relative weight (as a percentage of overall payment of the bonus) assigned to the Strategic Goal is 20%. The number of Strategic Goals achieved (and level of Consolidated EBT) has a correlative relationship with the levels of specific bonus percentages payable; that is, the Compensation Committee looks at the number of goals achieved and the category of Consolidated EBT that the Company achieved during the 2010 fiscal year (threshold, target, maximum) to determine the actual payment amount (threshold, target, maximum) payable. For example, if 2 out of 4 Strategic Goals are achieved, as well as the “Maximum” 2010 Consolidated EBT, then the percentage of Strategic Goal Achieved equals 150% multiplied by 20% for the “weight” of this second component, for an adjusted goal weight of 30%, which is reflected in the last three columns. In our example, our President and Chief Operating Officer would receive 23% of his base salary for this second component, which is his target percent of pay of 75% multiplied by the 30% adjusted weight of the goal. When added to the first component of Consolidated EBT, our named executive officer would be receiving 143% of his total base salary as his annual bonus.

As with the Consolidated EBT component, these amounts are determined on a “sliding scale”, such that if the 2010 Consolidated EBT achieved is between the Threshold and Target amount, then the corresponding percentage bonus payable would be a percentage amount between the Threshold and Target percentages, which would then be multiplied by the 20% weight attributable to this component.

In accordance with the requirements of Section 162(m) of the Internal Revenue Code and our 2002 Plan, each of these metrics for fiscal 2010 was established by the Compensation Committee prior to the end of the first quarter of that fiscal year.

Long-Term Incentive Awards.  Our 2002 Plan is designed to create a link between the creation of stockholder value and long-term incentive compensation, provide our employees an opportunity for increased equity ownership and attract and retain associates who are focused on long-term performance. During fiscal 2009, the Compensation Committee operated under guidelines for equity grants which are generally applicable to all eligible employees. Under these guidelines, equity grants are generally made on an annual basis to specified categories of employees in amounts that take into account such factors as Company and individual performance, total stockholder return, share usage and stockholder dilution as well as market competitiveness. Special grants may also be authorized by the Compensation Committee outside of the annual-grant framework for new hires and promotions, to recognize exceptional performance or for retention purposes. Beginning in 2008, the Compensation Committee delegated authority to a subcommittee consisting of the Chairman and Chief Executive Officer, Executive Vice President, Finance, Administration and Chief Financial Officer and Senior Vice President, Human Resources to approve stock option grants and grants of restricted stock to non-executive officers for promotions, new hires and special retention purposes during interim periods between meetings of the Compensation Committee. The Compensation Committee is apprised of these interim grants, and records of all such grants are included in the Compensation Committee minute book.

Generally, all decisions to grant equity awards to our named executive officers are in the sole discretion of the Compensation Committee and, except for grants to the Chairman and Chief Executive Officer, are based upon recommendations provided by the Chief Executive Officer. Historically, annual equity awards to named executive officers have been made at a regularly scheduled Compensation Committee meeting during the spring of each year. The exercise price of stock option grants is determined by reference to the closing price of our common stock on the last trading day prior to the date of the grant or the date of the grant depending on the timing of the Compensation Committee meeting during which the grants are approved. Equity grants to newly hired named executive officers who are eligible to receive them have been made at special Compensation Committee meetings, in connection with Board meetings or by unanimous written consent. We do not have equity or other security ownership requirements or guidelines applicable to our named executive officers nor do we have any Company policies regarding hedging the economic risk of such ownership.

Beginning in fiscal 2008, the Company revised the structure of its annual equity awards by introducing a restricted stock component to the annual grants. The Company’s annual grant of equity awards for vice presidents and above (including executive officers) was bifurcated in 2009, such that approximately 40% of the total value of the grant consisted of restricted stock, the terms of which are discussed below, with the remaining 60% awarded in a stock option. In 2010, 40% of the total value of the annual grant consisted of restricted stock with time based vesting, and 60% was awarded in a stock option.

Stock Options.  Stock options granted under the 2002 Plan historically have a ten (10) year maximum term from the date of grant, or earlier upon employment termination, death or disability. Commencing in fiscal year 2008, the maximum term for annual stock option grants was reduced to seven (7) years, pursuant to the terms of the individual award agreements. Historically, most options have vested over four (4) years, but in some instances options for new hires have vested over a three (3) year period as a result of negotiations with the new hire and in some cases cliff vest at the end of certain periods. Vesting ceases upon termination of employment, unless a specific agreement provides otherwise. Options that have vested are generally exercisable for no more than ninety (90) days (and options issued under our prior 1992 Stock Option Plan may be exercisable for no more than thirty (30) days) following termination, except in the case of death or disability, in which case vested options are exercisable for twelve (12) months (ninety (90) days for options issued under our prior 1992 Stock Option Plan), but in no event can an option be exercised following its expiration date. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. All options granted to our named executive officers are made with exercise prices equal to the fair market value of the Company’s common stock in accordance with the plan under which they are granted.

Restricted Stock.  Beginning in fiscal year 2008, the Compensation Committee approved the use of restricted stock for the annual grant as well as the new hire, promotion and retention grant programs. These annual restricted stock grants generally become 100% vested on the third anniversary of the grant date, and were subject to forfeiture if the recipient failed to remain employed by the Company, or its subsidiary, during the vesting period. We believe that the greater use of restricted stock enhances the retention aspect of our equity program, more strongly encourages a long-term focus in our executives and assists in reducing share usage and stockholder dilution. Beginning with the 2010 equity grant, vesting for the Board of Directors was changed to three (3) year ratable vesting, with one-third vesting on each anniversary of the date of grant. This vesting change was implemented to align with the distinctive compensation programs for Board members, for example the lack of formal retirement savings programs that are offered to our employees.

2009 Equity Awards. The equity award grants given to our named executive officers in fiscal 2009 are set forth in the “Grants of Plan Based Awards Table” located on page 37 of the proxy statement. The 2009 equity grants reflect a number of considerations resulting from the current volatile economic environment including:

•	an increased emphasis on at risk pay as a percent of total compensation to encourage continued attention to both short-term and long-term results improvement;

•	an increased focus on individual performance and contributions in achieving our business objectives; and

•	maintaining a competitive compensation package for our executive officers in a year where base pay was likely to see little to no increase and bonus payouts were greatly reduced.

Outside of the annual grant made to the named executive officers in March of 2009, the Company also granted a special long-term retention grant in consideration of the overall reduction in value of our executive officers’ compensation as well as the decreased retentive value of their historic stock option grants.

Fiscal year 2009 equity awards, exclusive of the special long-term retention grant (including both stock option and restricted stock components), granted to our named executive officers were generally between the 25th and 50th percentile of the Hay Retail Survey with the exception of the Executive Vice President and Chief Marketing Officer, whose equity award is at the 90th percentile. When compared against our peer group, equity awards were generally below the 25th percentile. Inclusive of the special Long-Term Incentive grant, equity awards for our Executive Officers were generally between the 75th and 90th percentile of the Hay Retail Survey and between the 50th and 75th percentile of our Executive Compensation Retail Peer Group.

2010 Equity Awards. The 2010 target equity grant is generally at 2009 share levels. However, individual grant awards incorporate the considerations listed above, and may be higher or lower than the target grant level. In fiscal year 2010, the Compensation Committee approved (subject to obtaining stockholder approval of our amended and restated 2002 Plan) the use of three-year, performance-based restricted stock, as a special one-time award in support of the Company’s strategic initiatives. These grants vest at the end of a three-year period upon the successful achievement of pre-established performance criteria based on achievement of various metrics. The number of shares of restricted stock awarded was determined based on a specific award value that was converted to restricted shares based on the closing price of the Company’s common stock on the date of the grant. The percent of shares that will vest at the end of the three-year performance period will depend upon the number of goals achieved (on a “yes/no” basis). In addition, a Consolidated EBT gate is in place, in which a minimum of 80% of the three-year cumulative incremental EBT gain from the achievement of these metrics must be returned to the stockholders in order for any vesting to occur.

The metrics that will be evaluated by the Compensation Committee, assuming that the EBT gate has been satisfied, are (i) increase in comparable sales, (ii) basis point improvement in margin percent, (iii) improvement in inventory turn, and (iv) basis point improvement in new store productivity. Each metric will receive an equal 25% weight.

Retirement and Other Benefits.  The Company’s retirement savings plan, established pursuant to Section 401(k) of the Internal Revenue Code, covers all salaried employees (including executive officers) and certain hourly employees. Under the terms of the retirement savings plan, the Company provides a discretionary matching contribution which has typically been paid out at 50% of each participant’s contribution up to 10% of the participant’s deferral. The participant must be an active employee on December 31st of the plan year to receive that year’s matching contribution. All Company contributions to the savings plan vest over a five (5) year period, at 20% per year of service. The Compensation Committee approves this match annually.

Supplemental Smart Savings Plan.  The Company’s Supplemental Smart Savings Plan, which became effective July 2006, allowed certain members of management to annually defer up to 15% of their compensation (defined as base salary, quarterly bonus compensation and annual incentive bonus payments), and could elect to receive distributions from the Supplemental Smart Savings Plan on the earlier of (i) a specific date which occurs no earlier than the second plan year following the plan year in which deferrals designated for distribution were credited or the date the employee’s employment is terminated for any reason, or (ii) the date the employee’s employment is terminated for any reason. The form of distribution could, at the executive’s election, be paid in a single lump sum payment, or monthly, quarterly, semi-annual or annual installments, with any installment term between two (2) and fifteen (15) years.

We implemented the Supplemental Smart Savings Plan because certain members of management had historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules. The Supplemental Smart Savings Plan was amended in December 2006 to exclude executive officers from being eligible to participate in the Supplemental Smart Savings Plan.

Under the current Supplemental Smart Savings Plan, the Company provides a matching contribution of 50% of each participant’s contributions up to 7%. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Supplemental Smart Savings Plan.

Officers’ Supplemental Savings Plan.  On March 21, 2007, our Compensation Committee approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, a voluntary nonqualified deferred compensation plan, effective April 1, 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and, by including a strong match provision, promoting in our key executives an increased interest in the successful operation of the Company. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. These executives are being afforded the opportunity to participate in the Officers’ Plan because, as discussed above, they are no longer eligible to participate in our Supplemental Smart Savings Plan.

Under the Officers’ Plan, eligible participants have the opportunity to defer up to 25% of their base salary and up to 100% of their annual bonus, with such deferred amounts being allocated under the Officers’ Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five (5) years of plan participation, or upon a participant’s death, disability or upon a change in control of the Company. Eligible participants may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments with any installment term between two (2) and twenty (20) years, or a combination of the two options. Vested matching contributions may be distributed only after a participant reaches age 55. Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code).

Under the Officers’ Plan, we are required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the fiscal year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. We also have the ability to make a discretionary matching contribution as we, through our Board, may determine from time to time. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan. We may at any time direct the Officers’ Plan’s administrator to amend or terminate the Officers’ Plan, except that no amendment or termination may reduce a participant’s account balance. For additional information regarding matching amounts received by our named executive officers see the “Nonqualified Deferred Compensation” table set forth on page 43 of our proxy statement.

Employee Stock Purchase Plan.  The Company has an employee stock purchase plan, which provides that eligible employees (including named executive officers) may purchase shares of our common stock at a discount. There are two offering periods in a fiscal year, one ending on June 30th and the other on December 31st, or as otherwise determined by the Company’s Compensation Committee. The employee’s purchase price is 85% of the lesser of the fair market value of the stock on the first business day or the last business day of the semi-annual offering period. Employees may purchase shares having a fair market value of up to $25,000 for all purchases ending within the same calendar year. Our Chairman and Chief Executive Officer is not eligible to participate in the Employee Stock Purchase Plan because he owns more than 5% of our voting stock. In an effort to control costs, the Company indefinitely suspended the Employee Stock Purchase Plan as of July 1, 2009.

Life Insurance.  We pay the insurance premiums on life insurance policies for the benefit of our Chairman and Chief Executive Officer. The beneficiaries under each policy is the executive’s former spouse, a personal beneficiary chosen by the Chairman and Chief Executive Officer (and prior to death he may receive the cash surrender value of the policy), and the Company, respectively. Attributed costs of the personal benefits described above for our Chairman and Chief Executive Officer for the fiscal year ended January 30, 2010, are included in column (i) of the “Summary Compensation Table” on page 36 of this proxy statement.

Perquisites and Other Personal Benefits.  The Company provides named executive officers with perquisites and other personal benefits that our Chairman and Chief Executive Officer and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain our executive talent for key positions. Certain named executive officers may be provided with use of automobiles leased by the Company and in certain instances tax preparation service, reimbursement for certain club dues, personal use of Company owned or leased aircraft in accordance with our aircraft policy, the use of administrative assistant services for personal matters and the personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged. Attributed costs of these benefits described above for the named executive officers for the fiscal year ended January 30, 2010, are included in column (i) of the “Summary Compensation Table” and the related footnotes to the column on page 36 of this proxy statement.

Written Employment Arrangements.  We historically have not entered into employment agreements with our named executive officers. Except for certain officers of Golf Galaxy, Inc. (which we acquired in February 2007) who had employment agreements in place prior to our acquisition of Golf Galaxy, and with whom we negotiated continuing employment agreements in connection with the acquisition, and in some limited instances for new hires, we have generally only provided our executive officers with limited severance payments upon termination of employment. In most cases, upon the termination of a named executive officer’s employment by us we are only obligated to pay to that named executive officer an amount equal to the greater of (i) four (4) weeks of pay at the named executive officer’s base salary or (ii) one (1) week of pay for every year of employment with us. The severance payment is payable bi-weekly over the 12-month period following the named executive officer’s termination. No severance payment is payable to the named executive officer if the named executive officer voluntarily terminates employment with us, retires or is terminated due to “cause” (as defined in the agreement), death, or permanent disability. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Aside from the employment agreements discussed in this proxy statement, the Company does not have any arrangements in place with the named executive officers that would provide severance payments to them upon a change-in-control.

In some instances in connection with the negotiation of new hires we have entered into offer letters with our executive officers which have provided them written assurances of additional elements of compensation as they join our Company. In November 2005, the Company agreed to terms of employment with Gwen Manto to serve as Executive Vice President and Chief Merchandising Officer. Under her offer letter, Ms. Manto received an initial gross annual salary of $600,000, and was eligible to participate in the Company’s management bonus plan. Ms. Manto received a signing bonus of $385,000, which was required to be refunded if her employment was voluntarily terminated within one (1) year of starting employment, and an initial stock option grant of 150,000 shares of common stock, which cliff vested in January 2009. The Company also paid to Ms. Manto the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck and Company.

Effective April 13, 2009, Ms. Manto stepped down from her position as Executive Vice President and Chief Merchandising Officer. Pursuant and subject to the non-revocation of a Separation Agreement dated April 13, 2009, the Company agreed to pay Ms. Manto certain benefits upon her departure, including: (i) a one-time lump sum separation payment of $175,000, less all applicable deductions, (ii) a gross severance amount of $804,687.50, less all applicable deductions, payable in 30 equal installments on a bi-weekly basis; (iii) payment of certain costs associated with certain health, welfare and employee benefits for fifteen months; and (iv) executive-level outplacement service assistance. Payment of these benefits were contingent on Ms. Manto’s full compliance with certain confidentiality, non-competition, non-inducement and disclosure and assignment obligations set forth in her Separation Agreement. See the disclosure provided in the “Summary Compensation Table” located on page 36 of the proxy statement and page 44 of the proxy statement for additional information regarding the severance paid to Ms. Manto upon her departure from the Company.

In February 2007, we agreed to employment terms with Mr. Kullman, who joined the Company in April 2007. The offer letter provided to Mr. Kullman indicated that he would receive an initial gross annual salary of $450,000, and be eligible to participate in the Company’s discretionary management incentive plan with an initial target payout of 37.5% of base pay. Mr. Kullman also received an initial stock option grant exercisable for 100,000 shares, which vests at 25% per year starting on the first anniversary of the grant, and an option grant exercisable for 50,000 shares, which vests in its entirety on the fourth anniversary of the date of grant. Mr. Kullman is also eligible to participate in the full range of benefits and 401(k) plans offered to other Company officers. In February 2008, Mr. Kullman was promoted to Executive Vice President, Finance, Administration and Chief Financial Officer, as a result of which his base salary and annual bonus target was increased.

Effective February 2, 2008, William J. Colombo assumed the role of Vice Chairman of the Company’s Board of Directors and stepped down as the Company’s President and Chief Operating Officer. In addition to serving as Vice Chairman of the Company’s Board, Mr. Colombo has agreed to continue as an employee of the Company, to provide assistance with respect to various projects as requested by our Chairman and Chief Executive Officer, and receives compensation in connection with such employment, as disclosed on page 18 of the proxy statement.

On November 8, 2009, Joseph Oliver was promoted to Senior Vice President, Chief Accounting Officer and Controller, and was designated as an executive officer of the Company. In connection with his promotion, in December 2009 Mr. Oliver received a promotional equity grant of 2,400 shares of restricted stock with three-year cliff vesting, and a stock option grant exercisable for 9,000 shares, which vests at 25% per year starting on the first anniversary of the date of grant.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer, chief financial officer and three (3) other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee expressly reserves the authority to approve non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Summary Compensation Table

The following table discloses the compensation for Edward W. Stack, the principal executive officer of the Company, Timothy E. Kullman, the principal financial officer of the Company, the other three (3) most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers at the fiscal year ended January 30, 2010 and whose total annual compensation (excluding items described in column (h) below) exceeded $100,000 and Gwen Manto, an individual for whom disclosure would have been provided hereunder but for the fact that Ms. Manto was not serving as an executive officer as of January 30, 2010 (collectively the “named executive officers”).

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)	($)(3)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Edward W. Stack,	2007	$698,077	—	$—	$3,462,000	$2,792,308	$—	$323,648		$7,276,033
Chairman and Chief	2008	$700,000	—	$660,352	$1,099,840	—	$—	$305,556		$2,765,748
Executive Officer(4)	2009	$700,000	—	$491,301	$3,290,324	$2,800,000	$28,000	$105,256	(5)	$7,414,881
Timothy E. Kullman,	2007	$372,115	—	$—	$1,809,000	$279,087	$—	$256,851		$2,717,053
Executive Vice President	2008	$500,000	—	$110,059	$588,262	$172,059	$—	$—		$1,370,380
Finance, Administration and Chief Financial Officer	2009	$504,615	—	$136,818	$546,617	$756,923	$—	$3,675	(6)	$1,948,648
Joseph H. Schmidt,	2008	$625,000	—	$275,161	$420,187	$215,074	$—	$—		$1,535,422
President and Chief Operating Officer	2009	$675,000	—	$205,227	$1,022,954	$1,012,500	$9,369	$6,900		$2,931,950
Jeffrey R. Hennion,	2008	$450,000	—	$110,059	$588,262	$154,853	$—	$17,864		$1,321,038
Executive Vice President	2009	$450,000	—	$136,818	$546,617	$337,500	$12,097	$3,675	(6)	$1,486,707
and Chief Marketing Officer
Kathryn L. Sutter,	2009	$333,846	—	$82,920	$448,147	$333,846	$9,912	$3,675	(6)	$1,212,346
Senior Vice President- Human Resources
Gwen K. Manto,	2007	$624,038	—	$—	$1,442,500	$831,097	$—	$222,627		$3,120,262
Executive Vice President	2008	$643,029	—	$275,161	$420,187	$221,278	$—	$57,822		$1,617,477
and Chief Merchandising Officer(7)	2009	$126,274	—	$136,818 (8)	$546,617 (9)	$—	$—	$711,458	(10)	$1,521,167

(1)	The values set forth in this column represent the aggregate grant date fair value of restricted stock and stock option awards granted to each named executive officer in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 9 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

(2)	Includes bonus payments earned in each of fiscal year 2007, 2008 and 2009, regardless of when paid. Under our 2002 Plan, the relevant performance measures for the incentive bonus awards are satisfied in fiscal 2007, 2008 or 2009, as applicable and thus reportable in fiscal 2007, 2008 or 2009, as applicable, even though payments, if any, made in fiscal 2008, 2009 or 2010, as applicable.

(3)	Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 39 of this proxy statement. All non-business use of aircraft by any executive officer or director during fiscal 2009 was billed to and paid for by the executive officer or director in accordance with our travel policy.

(4)	Mr. Stack did not receive any compensation from the Company in fiscal year 2009 in connection with his services as Chairman of the Company’s Board of Directors.

(5)	Personal benefits for fiscal 2009 include an annual vehicle allowance, professional fees and country club dues. The amount shown also includes a tax payment of $37,638 incurred as a result of insurance, professional fees and country club dues, $41,697 of insurance premiums paid in fiscal 2009 by us on two life insurance policies for the benefit of Mr. Stack, for which the beneficiaries under the policies, upon the executive’s death, are the executive’s former spouse and a personal beneficiary of his choosing, respectively, and one disability insurance policy for which the Company is beneficiary, and $3,675 of matching contributions under the Company’s defined contribution plans.

(6)	Amounts reflect matching contributions under the Company’s defined contribution plans.

(7)	Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer effective April 13, 2009.

(8)	The shares of restricted stock granted to Ms. Manto in March 2009 were forfeited in connection with Ms. Manto stepping down as Executive Vice President and Chief Merchandising Officer in April 2009.

(9)	The stock option granted to Ms. Manto in March 2009 was forfeited in connection with Ms. Manto stepping down as Executive Vice President and Chief Merchandising Officer in April 2009.

(10)	Includes severance payments paid by the Company pursuant to Ms. Manto’s Separation Agreement.

Grants of Plan-Based Awards

The following table sets forth each award grant made to a named executive officer in the 2009 fiscal year under plans established by the Company.

					All Other	All Other
					Stock	Option	Exercise
					Awards:	Awards:	or Base	Grant Date
					Number	Number of	Price of	Fair Value
		Estimated Future Payouts Under			of Shares	Securities	Option	of Stock
	Grant	Non-Equity Incentive Plan Awards(2)			of Stock	Underlying	Awards	and Option
Name(1)	Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#)	Options(#)	($/Sh)(3)	Awards (4)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Edward W. Stack	3/18/09	—	—	—	35,550	135,000	$13.82	$1,416,705
	3/18/09	—	—	—	—	345,000	$13.82	$2,364,920
	—	$560,000	$1,400,000	$2,800,000	—	—	—	—
Timothy E. Kullman	3/18/09	—	—	—	9,900	37,500	$13.82	$371,082
	3/18/09	—	—	—	—	50,000	$13.82	$312,352
	—	$151,385	$378,462	$756,923	—	—	—	—
Joseph H. Schmidt	3/18/09	—	—	—	14,850	56,250	$13.82	$556,623
	3/18/09	—	—	—	—	107,500	$13.82	$671,558
	—	$202,500	$506,250	$1,012,500	—	—	—	—
Jeffrey R. Hennion	3/18/09	—	—	—	9,900	37,500	$13.82	$371,083
	3/18/09	—	—	—	—	50,000	$13.82	$312,352
	—	$135,000	$337,500	$675,000	—	—	—	—
Kathryn L. Sutter	3/18/09	—	—	—	6,000	22,500	$13.82	$213,207
	3/18/09	—	—	—	—	55,000	$13.82	$318,039
	—	$66,769	$166,923	$333,846	—	—	—	—
Gwen K. Manto(5)	3/18/09	—	—		9,900 (6)	37,500 (6)	$13.82	$371,082
	3/18/09	—	—		—	50,000 (6)	$13.82	$312,352

(1)	Columns relating to “Estimated Future Payouts Under Equity Incentive Plan Awards” have not been included in this table, as they do not apply to the Company and its named executive officers.

(2)	Payments were made pursuant to our 2002 Plan, as set forth in column (g) of our “Summary Compensation Table”. Amounts were earned in fiscal 2009, but were paid in fiscal 2010. The amounts set forth under column (c) represent the minimum performance level amount payable by the Company, assuming the minimum performance level was achieved, to each named executive officer in fiscal 2009.

(3)	The exercise price of the stock options awarded were determined in accordance with our 2002 Plan, which provides that the exercise price for each share covered by an option shall be the closing sale price for our common stock as quoted on the NYSE for the last market trading day prior to the time of determination. The closing price for our common stock on March 17, 2009 was $13.82 per share.

(4)	The full grant date fair value calculations are computed in accordance with FAS 123R for those options and shares of restricted stock awarded to the named executive officers in fiscal 2009 under the Company’s 2002

Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 9 of the footnotes to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

(5)	Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer effective April 13, 2009.

(6)	Award was forfeited upon Ms. Manto’s termination of employment with the Company effective April 13, 2009.

Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables

Offer Letters for Executive Officers.

On November 28, 2005, the Company agreed to terms of employment with Gwen Manto, whereby Ms. Manto agreed to join the Company as Executive Vice President and Chief Merchandising Officer. Ms. Manto joined the Company in January 2006. Under the offer letter, Ms. Manto received an initial gross annual salary of $600,000 and was eligible to participate in the Company’s management bonus plan. Ms. Manto received a signing bonus of $385,000 and an initial stock option grant of 150,000 shares, which cliff vested January 9, 2009. The Company also paid to Ms. Manto, in two yearly installments, the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck and Company. As disclosed herein, Ms. Manto left the Company as Executive Vice President and Chief Merchandising Officer in April 2009, and received severance in connection with her departure. See “Potential Payments Upon Termination or Change-in-Control” on page 44 of this proxy statement for a description of the severance received by Ms. Manto.

In February 2007, we agreed to employment terms with Timothy E. Kullman, whereby Mr. Kullman agreed to join us as Senior Vice President and Chief Financial Officer (now Executive Vice President, Finance, Administration and Chief Financial Officer). Mr. Kullman joined the Company in April 2007. Pursuant to the offer letter, Mr. Kullman received an initial gross annual salary of $450,000, and is eligible to participate in the Company’s discretionary management incentive plan. Mr. Kullman also received an initial stock option grant exercisable for 100,000 shares, which vests at 25% per year starting on the first anniversary of the grant, and an option grant exercisable for 50,000 shares, which vests in its entirety on the fourth anniversary of the date of grant. Mr. Kullman is also eligible to participate in the full range of benefits and 401(k) plans offered to other Company officers.

Option Awards.

The Company’s 2002 Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of our common stock. The Company’s 1992 Stock Plan also permitted the granting of both incentive stock options and non-qualified stock options. The 1992 Stock Plan terminated in 2002, such that no new options can be granted under the 1992 Stock Plan, although certain options previously granted under the 1992 Stock Plan remain exercisable. Non-qualified stock options were granted to the Company’s named executive officers in fiscal 2009 as set forth in the Grant of Plan Based Awards Table above. The option exercise price for each share covered by an option was determined, in accordance with the Company’s 2002 Plan, as the closing sale price for our common stock as quoted on the NYSE for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as they deem reliable. The term of the option may not exceed seven (7) years from the date of the grant, although options granted prior to 2008 had a ten (10) year term. Generally, options vest 25% per year over a four (4) year period on each anniversary of the date of grant, although some options have three (3) or four (4) year cliff vesting features. See “Potential Payments Upon Termination or Change-in-Control” beginning on page 44 of this proxy statement for a description of the effects of employment termination or a change in control on stock option awards.

Restricted Stock Awards.

The Company’s 2002 Plan also permits the granting of restricted shares of our common stock. Shares of restricted stock were granted to the Company’s named executive officers in fiscal 2009 as set forth in the Grant of

Plan Based Awards Table above and to the Company’s non-employee directors as set forth in the Director Compensation Table on page 10 of this proxy statement. Generally, restricted shares have three (3) year vesting terms, which may be annual ratable vesting or cliff vesting, as determined by our Compensation Committee. See “Potential Payments Upon Termination or Change-in-Control” beginning on page 44 of this proxy statement for a description of the effects of employment termination or a change in control on restricted stock awards.

Incentive Bonus Award.

The Company’s 2002 Plan allows for the payment of incentive bonus awards to executive officers. Incentive bonus awards payable to named executive officers in fiscal 2009 are reflected in column (g) of the above “Summary Compensation Table”. Each incentive bonus award confers the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period, which is typically the fiscal year, established by the Compensation Committee. Each incentive bonus award is documented with respect to any minimum, threshold, target and maximum amount payable, the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, the term of the performance period as to which performance shall be measured for determining the amount of any payment and the timing of any payment earned by virtue of performance. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an incentive bonus award granted under the 2002 Plan for any fiscal year that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

The Compensation Committee establishes the performance criteria and level of achievement versus these criteria that shall determine the amount payable under an incentive bonus award at each performance level, which criteria may be based on financial performance and/or personal performance evaluations. The Compensation Committee may specify the percentage of the incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. For additional detail regarding the targets and criteria utilized in connection with the payment of the incentive bonus awards in fiscal 2009, see “Compensation Discussion and Analysis” on page 22 of this proxy statement. The Compensation Committee determines the timing of payment of any incentive bonus, and may provide for or permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus may be payable in equity or in cash or other property, including any award permitted under the 2002 Plan. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus award on account of either financial performance or personal performance evaluations may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee shall determine.

The Company’s 2002 Plan allows the grant of awards that qualify as performance-based compensation under Section 162(m). One of the conditions to qualify as performance-based is that the material terms of the performance goals must be approved by the Company’s stockholders at least every five (5) years. The Board of Directors and our stockholders approved the 2002 Plan prior to our initial public offering, and was again approved by our stockholders at our 2003 and 2008 annual meetings, which preserved the tax status of certain awards as performance-based, and thereby allowed the Company to continue to fully deduct the compensation expense related to such awards.

Travel Policy.

Our Compensation Committee and Board of Directors approved a Company Travel Policy for Non-Business Use of Corporate Aircraft in November 2004. Under the policy, certain of our executives (including the Chief Executive Officer, President, Executive Vice Presidents, members of the Board of Directors and other officers designated by the Chief Executive Officer) may use any aircraft owned or leased by us for non-business purposes. The frequency and priority of the non-business use of the aircraft by these executives is determined by our Chief Executive Officer. Except as approved by our Chief Executive Officer or the Company’s Compensation Committee, the value of the non-business trip is billed to the executive (done directly through our third-party aircraft management company to the executive or director and paid by the executive or director to our third-party aircraft management company) at the aggregate incremental cost to the Company determined in accordance with Item 402 of Regulation S-K, as amended (but no less than $500 per hour for each hour of flight time), and in accordance with

Federal Aviation Administration regulations. In any limited instances where the executive or director is not billed, any non-reimbursed travel will be considered income to the executive or director and reported for tax purposes in the executive’s earnings in accordance with the base aircraft valuation formula, which is also known as the standard industry fare level formula.

At least yearly, the Company’s director of internal audit conducts an internal audit of the non-business use of the corporate aircraft to confirm adherence to the travel policy, and prepares a report to the Company’s Compensation Committee relating to such audit. Reference is also made to our “Compensation Discussion and Analysis” on page 22 of this proxy statement, which discusses compensation paid to our executive officers, how each component of executive officer compensation is structured, and the rationale for such structure.

Outstanding Equity Awards At Fiscal Year End

The following table sets forth all unexercised options which have been awarded to our named executive officers by the Company and that are outstanding as of January 30, 2010.

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive						Awards:	Payout Value
				Plan Awards:					Market	Number of	of Unearned
	Number of	Number of		Number of			Number of		Value	Unearned	Shares,
	Securities	Securities		Securities			Shares or		of Shares or	Shares, Units	Units
	Underlying	Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Edward W. Stack	517,500	—		—	$3.00	10/15/2012	—		—	—	—
	3,696,000	—		—	$11.44	10/21/2013	—		—	—	—
	144,000	—		—	$12.63	01/21/2014	—		—	—	—
	250,000	—		—	$17.98	03/02/2015	—		—	—	—
	225,000	75,000	(1)	—	$18.95	03/01/2016	—		—	—	—
	150,000	150,000	(2)	—	$28.23	03/21/2017	—		—	—	—
	22,500	67,500	(3)	—	$27.87	03/27/2015	—		—	—	—
	—	135,000	(4)	—	$13.82	03/18/2016	—		—	—	—
	—	345,000	(5)	—	$13.82	03/18/2016	—		—	—	—
	—	—		—	—	—	23,694	(6)	$530,035	—	—
	—	—		—	—	—	35,550	(7)	$795,253	—	—
Timothy E. Kullman	50,000	50,000	(8)	—	$29.32	04/09/2017	—		—	—	—
	—	50,000	(9)	—	$29.32	04/09/2017	—		—	—	—
	9,375	28,125	(3)	—	$27.87	03/27/2018	—		—	—	—
	3,750	11,250	(3)	—	$27.87	03/27/2015	—		—	—	—
	—	37,500	(4)	—	$13.82	03/18/2016	—		—	—	—
	—	50,000	(5)	—	$13.82	03/18/2016	—		—	—	—
	—	—		—	—	—	3,949	(6)	$88,339	—	—
	—	—		—	—	—	9,900	(7)	$221,463	—	—
Joseph H. Schmidt	20,000	—		—	$12.63	01/21/2014	—		—	—	—
	20,000	—		—	$12.63	01/21/2014	—		—	—	—
	20,000	—		—	$17.98	03/2/2015	—		—	—	—
	52,500	17,500	(1)	—	$18.95	03/1/2016	—		—	—	—
	—	20,000	(10)	—	$28.23	03/21/2017	—		—	—	—
	25,000	25,000	(2)	—	$28.23	03/21/2017	—		—	—	—
	18,750	18,750	(11)	—	$31.42	12/6/2017	—		—	—	—
	9,375	28,125	(3)	—	$27.87	03/27/2015	—		—	—	—
	—	56,250	(4)	—	$13.82	03/18/2016	—		—	—	—
	—	107,500	(5)	—	$13.82	03/18/2016	—		—	—	—
	—	—		—	—	—	9,873	(6)	$220,859	—	—
	—	—		—	—	—	14,850	(7)	$332,194	—	—
Jeffrey R. Hennion	20,000	—		—	$5.24	01/07/2013	—		—	—	—
	85,000	—		—	$12.63	01/21/2014	—		—	—	—
	40,000	—		—	$12.63	01/21/2014	—		—	—	—
	40,000			—	$17.98	03/02/2015	—		—	—	—
	37,500	12,500	(1)	—	$18.95	03/01/2016	—		—	—	—
	—	20,000	(10)	—	$28.23	03/21/2017	—		—	—	—
	25,000	25,000	(2)	—	$28.23	03/21/2017	—		—	—	—
	9,375	28,125	(3)	—	$27.87	03/27/2018	—		—	—	—
	3,750	11,250	(3)	—	$27.87	03/27/2015	—		—	—	—
	—	37,500	(4)	—	$13.82	03/18/2016	—		—	—	—
	—	50,000	(5)	—	$13.82	03/18/2016	—		—	—	—
	—	—		—	—	—	3,949	(6)	$88,339	—	—
	—	—		—	—	—	9,900	(7)	$221,463	—	—
Kathryn L. Sutter	20,000	—		—	$17.98	03/2/2015	—		—	—	—
	10,000	5,000	(1)	—	$18.95	03/1/2016	—		—	—	—
	40,000	40,000	(2)	—	$28.23	03/21/2017	—		—	—	—
	3,750	11,250	(3)	—	$27.87	03/27/2015	—		—	—	—
	—	22,500	(4)	—	$13.82	03/18/2016	—		—	—	—
	—	55,000	(5)	—	$13.82	03/18/2016	—		—	—	—
	—	—		—	—	—	3,949	(6)	$88,339	—	—
	—	—		—	—	—	6,000	(7)	$134,220	—	—
Gwen K. Manto (12)

(1)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/1/2007, 3/1/2008, 3/1/2009 and 3/1/2010.

(2)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/21/2008, 3/21/2009, 3/21/2010 and 3/21/2011.

(3)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/27/2009, 3/27/2010, 3/27/2011 and 3/27/2012.

(4)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/18/2010, 3/18/2011, 3/18/2012 and 3/18/2013.

(5)	Stock option vests in its entirety on March 18, 2013.

(6)	Shares of common stock vest 100% on March 27, 2011.

(7)	Shares of common stock vest 100% on March 18, 2012.

(8)	Stock Option vests at the rate of 25% per year, with vesting dates of 4/9/2008, 4/9/2009, 4/9/2010 and 4/9/2011.

(9)	Stock Option vests in its entirety on April 9, 2011.

(10)	Stock Option vests in its entirety on March 21, 2011.

(11)	Stock Option vests at the rate of 25% per year, with vesting dates of 12/6/2008, 12/6/2009, 12/6/2010 and 12/6/2011.

(12)	Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer effective April 13, 2009. For additional disclosure regarding the treatment of outstanding equity awards in connection with Ms. Manto’s separation from the Company, see page 44 of this proxy statement.

Option Exercises And Stock Vested

The following table sets forth all options that were exercised and restricted stock that vested by our named executive officers by the Company during fiscal 2009.

	Option Awards		Stock Awards
Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
Name	Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Edward W. Stack	1,517,500 (1)	$31,418,438 (1)	—	—
Timothy E. Kullman	—	—	—	—
Joseph H. Schmidt	—	—	—	—
Jeffrey R. Hennion	40,360 (2)	$937,048 (2)	—	—
Kathryn L. Sutter	—	—	—	—
Gwen K. Manto(3)	—	—	—	—

(1)	Pursuant to a Memorandum of Understanding (“MOU”) dated March 2, 2009, Mr. Stack’s former spouse is entitled to receive the economic benefit with respect to stock options exercisable for 3,362,500 shares of common stock (the number of shares would be equitably adjusted for any stock split, recapitalization or similar event), which includes the right to request the exercise and/or sale of such stock options in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any such stock underlying these options when such option is exercised. Pursuant to this arrangement, the following stock options were exercised and sold at the request of Mr. Stack’s former spouse, with a transfer of the net after tax proceeds thereof in accordance with the terms of the MOU: 7,635 shares on August 31, 2009 at a price of $22.40; 50,000 shares on September 9, 2009 at an average market price of $22.4010 per share; and 442,365 shares on September 14, 2009 at an average market price of $22.40 per share. In addition, Mr. Stack exercised the following additional stock options pursuant to a 10b5-1 trading plan adopted October 2, 2009: 60,000 shares on October 6, 2009 at an average market price of $23.1123 per share; 100,000 shares on October 7, 2009 at an average market price of $23.378 per share; 340,000 shares on October 8, 2009 at an average market price of $23.6132 per share; 75,700 shares on October 12, 2009 at an average market price of $25.0332; 241,800 shares on October 14, 2009 at an average market price of $25.0825;

and 200,000 shares on October 15, 2009 at an average market price of $25.2895 per share. All stock options exercised and sold by Mr. Stack during the 2009 fiscal year had an exercise price of $3.00 per share, and expired October 15, 2012.

(2)	Mr. Hennion exercised and sold the following stock options: 6,085 shares on September 17, 2009 at a price of $23.00 per share; 3,915 shares on September 18, 2009 at an average market price of $23.0031 per share; and 10,000 shares on October 9, 2009 at an average market price of $24.0404 per share. In addition, on January 7, 2010, Mr. Hennion exercised and held a stock option for 20,360 shares. All stock options exercised by Mr. Hennion during the 2009 fiscal year had an exercise price of $1.08 per share, and expired January 27, 2010.

(3)	Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer effective April 13, 2009

Pension Benefits

The Company did not have in fiscal 2009, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified defined contribution plans and/or nonqualified defined contribution plans.

Nonqualified Deferred Compensation

The following table sets forth amounts contributed during fiscal 2009 under the Company’s defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last Fiscal
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	Year
Name	Year ($)	Year ($)	Year ($)	Distributions ($)	End ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)

Edward W. Stack	$140,000	$28,000	$81,116	$—	$1,685,147
Timothy E. Kullman	$—	$—	$708	$—	$153,606
Joseph H. Schmidt	$47,115	$9,369	$8,794	$—	$293,451
Jeffrey R. Hennion	$60,485	$12,097	$57,495	$—	$374,356
Kathryn L. Sutter	$49,904	$9,912	$74,870	$—	$306,792
Gwen K. Manto(2)	$55,319	$—	$(24,547)	$(235,760)	$—

(1)	Amounts set forth in this table reflect amounts deferred and contributed under the Company’s Officers’ Supplemental Savings Plan, which became effective April 1, 2007.

(2)	Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer effective April 13, 2009.

Dick’s Sporting Goods Officers’ Supplemental Savings Plan.  On March 21, 2007, our Compensation Committee approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, a voluntary nonqualified deferred compensation plan effective April 1, 2007, for the purpose of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. Certain key executives (or other participants as the Board of Directors of the Company may determine) are eligible to participate in the Officers’ Plan, including our named executive officers. Under the Officers’ Plan, eligible participants have the opportunity to defer up to 25% of their base salary and up to 100% of their annual bonus, and may allocate amounts deferred under the Officers’ Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five (5) years of plan participation, or upon the participant’s death, disability or upon a change in control of the Company. Eligible participants may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments with any installment term between two (2) and twenty (20) years, or a combination of the two options. Vested matching contributions may be distributed only after a participant reaches age 55. Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code).

Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.

The Officers’ Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is also intended to comply with Internal Revenue Code Section 409A, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part; provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination. For additional discussion of the terms of the Officers’ Plan, see “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.

Potential Payments Upon Termination or Change-in-Control

As described under “Compensation Discussion and Analysis” on page 22 of this proxy statement, our named executive officers do not have employment agreements with the Company. There are no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for severance payments to a named executive officer at, following, or in connection with a change in control of the Company. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if the named executive officer’s employment had terminated on January 30, 2010, given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on January 29, 2010, the last trading day of the Company’s 2009 fiscal year (January 30, 2010 was a Saturday). These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.

Ms. Manto’s Severance.  Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer, effective April 13, 2009. In connection with her separation, the Company and Ms. Manto entered into a Separation Agreement, pursuant to which the Company agreed to pay Ms. Manto certain benefits upon her departure in return for certain non-compete and non-solicitation obligations. These benefits included: (i) a one-time lump sum separation payment of $175,000, less all applicable deductions, (ii) a gross severance amount of $804,687.50, less all applicable deductions, payable in thirty (30) equal installments on a bi-weekly basis; (iii) payment of certain costs associated with certain health, welfare and employee benefits for fifteen (15) months; and (iv) executive-level outplacement service assistance. The monetary value of these benefits are set forth in the “Summary Compensation Table” on page 36 of this proxy statement.

Payment of these benefits were contingent on Ms. Manto’s full compliance with certain confidentiality, non-competition, non-inducement and disclosure and assignment obligations set forth in her separation agreement. Specifically, Ms. Manto’s separation agreement provides that Ms. Manto would not, for a period of twelve (12) months after her employment with the Company ceased, directly or indirectly: (i) own, manage, control, be employed by, be a consultant to, participate in, or be connected in any manner with the ownership, management, operation, or control of any entity that owns and/or operates a store specializing in the sale of goods having at least 25,000 square feet of selling space dedicated substantially to the retail sale of hard and soft line sporting goods and apparel, including single stores, stores that are part of regional or nationwide chains, specialty stores, and any other sales establishments otherwise meeting the definition in a metropolitan area where the Company operates a store, or has specific plans to open such a store before April 13, 2010, if Ms. Manto had been informed of such store opening plans prior to April 13, 2009, specifically including but not limited to certain named companies and their respective successors and affiliates; or (ii) induce or solicit, directly or indirectly, any person who is an employee, officer or agent of the Company to terminate their relationship, or otherwise assist in the recruitment of any Company employee to accept employment with another employer. Failure to comply with the terms of this non-competition obligation (or the confidentiality, non-inducement or disclosure and assignment obligations) would cause the Company to cease payment of the severance amounts discussed above.

Other Severance Agreements.  Other than Ms. Manto, all of our named executive officers have executed agreements with the Company providing them with limited severance payments upon termination under certain circumstances. Terminated named executive officers are not provided with severance if the named executive officer voluntarily terminates employment, retires, is terminated as a result of death or permanent disability or the executive officer is terminated for the following reasons: (i) fraud or felonious conduct, (ii) embezzlement or misappropriation of Company funds or property, (iii) material breach of the non-competition, non-disclosure and confidentiality covenants set forth in the severance agreement or any material violation of the provisions of the Company’s employee handbook, (iv) gross negligence, or (v) employee’s consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of his or her duties and obligations, under certain circumstances. Upon the termination of employment of a named executive officer for any reason other than those set forth above, we are obligated to pay to that named executive officer an amount equal to the greater of four (4) weeks of pay at the named executive officer’s base salary or one (1) week of pay for every year of employment with us. The severance payment is payable bi-weekly over the 12-month period following the executive officer’s termination. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Each named executive officer has agreed to comply with certain non-competition covenants in connection with execution of the severance agreements.

The cash severance amounts that would be payable to each named executive officer if their employment had been terminated on January 30, 2010 are set forth below. Due to her departure in April 2009, Ms. Manto has not been included in the below table; all severance amounts paid to Ms. Manto in fiscal 2009 in connection with her departure are set forth in the “Summary Compensation Table” set forth on page 36 of this proxy statement.

						Involuntary Not
	For Cause	Voluntary				For Cause
	Termination	Termination	Death	Disability	Retirement	Termination

Edward W Stack	—	—	—	—	—	$430,769
Timothy E. Kullman	—	—	—	—	—	$39,231
Joseph H. Schmidt	—	—	—	—	—	$246,635
Jeffrey R. Hennion	—	—	—	—	—	$86,538
Kathryn L. Sutter	—	—	—	—	—	$33,654

Stock Option Awards.  The following sets forth the applicable provisions of our 1992 Stock Plan and 2002 Plan with respect to exercisability of stock options upon termination or change-in-control.

1992 Stock Plan.  In the event that a named executive officer is terminated without cause as determined by the committee charged with administering the 1992 Stock Plan, currently the Compensation Committee, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of thirty (30) days following termination or until the expiration date of the stock option. In the event that the named executive officer is terminated for cause as determined by the Compensation Committee (defined as (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of funds or property; (iii) consistent refusal to perform, or willful misconduct in or disregard of the performance of duties and obligations; (iv) gross negligence; or (v) breach of employment agreement, if applicable), all outstanding options, whether or not vested, shall be immediately forfeited. In the event that the named executive officer voluntarily terminates his or her employment due to a total and permanent disability (within the Company’s standard guidelines) or due to the employee’s death, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of ninety (90) days following termination or expiration of the stock option. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, a holder of stock options under the 1992 Stock Plan is entitled to receive, at their election (a) upon the due exercise of the option or (b) upon the effective date of the reorganization, sale, merger, consolidation or similar transaction, the cash, securities, evidence of indebtedness, other property or any combination of those items that optionee would have been entitled to receive for common stock acquired through the exercise of said option (net of exercise price) immediately prior to the effective date of the transaction.

2002 Plan.  In the event that a named executive officer’s continuous status as an employee is terminated (defined in the 2002 Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Board, provided such period does not exceed ninety (90) days, unless reemployment is guaranteed by contract, statute or Company policy, or (iv) transfers between locations of the Company or between the Company and its subsidiaries), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of ninety (90) days following termination or until the expiration date of the stock option. Except as otherwise set forth in the option award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or due to the employee’s death, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of twelve (12) months following termination or until the expiration date of the stock option. In each case, our 2002 Plan grants the administrator the ability to set other periods of time with respect to the period in which an award can be exercised, as set forth in the document evidencing such option or award.

In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time.

The following table sets forth the market value of equity awards under FAS 123R that each named executive officer would be eligible to receive via exercise if the executive was terminated or became totally disabled or died as of January 30, 2010, and does not indicate any shares currently held; it is simply the value of the option grants that are currently exercisable. Due to her separation in April 2009, Ms. Manto has not been included in the below table.

Executive Officer	Upon Termination, Death or Disability(1)

Edward W. Stack(2)	$21,705,170
Timothy E. Kullman	$—
Joseph H. Schmidt	$656,950
Jeffrey R. Hennion	$1,863,950
Kathryn L. Sutter	$122,000

(1)	Amounts are based on the closing sale price of the Company’s Common Stock on January 29, 2010 (the last trading day prior to January 30, 2010, which is a Saturday), and assume full exercise of all options exercisable, but do not include any acceleration of vesting which could occur pursuant to a change-in-control under the terms of our stock option plans.

(2)	Pursuant to the terms of the MOU, Mr. Stack’s former spouse is entitled to receive the economic benefit with respect to stock options exercisable for 2,862,500 shares of common stock (the number of shares would be equitably adjusted for any stock split, recapitalization or similar event), which includes the right to request the exercise and/or sale of such stock options in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any such stock underlying these options when such option is exercised.

Employee Stock Purchase Plan.  Under the terms of our Employee Stock Purchase Plan, referred to as our ESPP, upon a participant’s termination of service, defined as the earliest of his or her retirement (defined as voluntary termination of employment on or after attaining age 55), death, resignation, discharge or permanent separation from service with the Company, for any reason other than death or resignation, no payroll deductions may be made from his or her payroll, and the entire balance credited under his or her ESPP account will be automatically refunded. Upon a participant’s retirement, the participant may elect to have the entire amount credited to his or her account (as of the date of retirement) refunded, or to have the entire amount credited under his or her account held in the account and used to purchase shares as provided under the ESPP in accordance with all applicable requirements of the Internal Revenue Code that apply to the ESPP. As disclosed previously, the Company’s ESPP has been temporarily suspended as of July 2009. In the event that the Company is dissolved or liquidated, or is a party to a merger or consolidation in which the Company is not the surviving entity, every purchase right outstanding under the ESPP will terminate.

Officers’ Supplemental Savings Plan.  Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), the participant is entitled to receive an amount equal to the total balance of the participant’s account and matching company account, which is payable in a single lump sum unless the participant has elected to receive the distribution in installments. Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the vested balance of the participant’s accounts, payable in a single lump sum; provided, that the vested portion of the Company’s matching account is payable in a single lump sum on the date the participant attains age 55. If a participant is terminated for cause (defined below), the participant forfeits to the Company all rights to both vested and unvested contributions of the Company credited to the participant’s accounts, and is entitled to receive a benefit equal to the remaining balance of the participant’s accounts, payable in a single lump sum.

Retirement is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five (5) years of participation in the Officers’ Plan, and early retirement is termination of employment, other than for cause, on or after the date on which the participant has completed at least five (5) years of participation. Termination for cause is defined in the Officers’ Plan as termination of employment by reason of (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within thirty (30) days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant.

Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code). A change in control is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Board of Directors of the Company within a twelve (12) month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve (12) month period. Notwithstanding the foregoing, no event shall constitute a “change in control” for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a “change in the ownership or effective control of the corporation,” or “in the ownership of a substantial portion of the assets of the corporation,” “corporate dissolution,” or “with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)” within the meaning of Code Section 409A.

As set forth above, a participant is entitled to his or her matching amount under the Officers’ Plan only after completing at least five (5) years of participation in the Officers’ Plan. The Officers’ Plan has been in existence for less than five (5) years; as such, upon retirement, early retirement or termination not for cause, a participant would only receive the amounts they have previously contributed. As of January 30, 2010, those amounts for each named executive officer is: Edward W. Stack, $1,225,406, Timothy E. Kullman, $0, Joseph H. Schmidt, $66,023, Jeffrey R. Hennion, $208,334, and Kathryn L. Sutter, $185,718. If any of the named executive officers had died or become permanently disabled as of January 30, 2010, they would be entitled to receive the amount set forth in column (f) of the “Nonqualified Deferred Compensation Table” set forth on page 43 of this proxy statement.

Life Insurance Benefits.  The Company currently pays the premiums for life insurance policies for the benefit of our Chairman and Chief Executive Officer, for which the beneficiaries under the policies, upon his death, is his former spouse and a personal beneficiary designated by Mr. Stack. For detail regarding the premiums paid by the Company, see footnote 5 of the “Summary Compensation Table” on page 36. If our Chairman and Chief Executive Officer had died on January 30, 2010, the former spouse of Mr. Stack would have received $2,413,407 under the first policy, and a personal beneficiary designated by Mr. Stack would have received $4,000,000 with respect to the second policy.

ITEM 3 — APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK AND INCENTIVE PLAN

2002 Plan

The Company’s current 2002 Plan allows the grant of performance-based awards, based on performance goals approved by the Company’s stockholders at least every five (5) years. The Board of Directors and our stockholders approved the 2002 Plan prior to our initial public offering, and it was again approved by our stockholders at our 2003 and 2008 annual meetings. The Company has determined, in connection with the 2010 annual incentive and long-term incentive awards, to include additional Company-specific performance criteria that must be satisfied prior to payment or vesting of the awards. The Company’s desire to utilize these additional metrics in connection with the establishment of the annual incentive award and the granting of the three-year, performance-based restricted stock awards, requires that certain changes be made to the 2002 Plan so as to include these new performance criteria within the definition of “Qualifying Performance Criteria,” which requires that the 2002 Plan be submitted to the Company’s stockholders for approval. If this proposal is not adopted, our Compensation Committee will continue to grant performance awards under the 2002 Plan, but will not be able to utilize the additional performance criteria discussed in this paragraph in connection with such awards.

Shares Subject to Plan.  The current 2002 Plan allows for the issuance of up to 39,732,000 shares of our capital stock (either common stock or Class B common stock at the discretion of the administrator of the Plan) upon exercise of awards under the 2002 Plan. As of January 30, 2010, there were 11,136,705 shares of common stock available for issuance under our 2002 Plan. The maximum number is subject to adjustment for stock splits, stock dividends, spin offs, reclassifications or other relevant changes affecting Company stock, and reflects all stock splits effectuated by the Company to date.

Authority.  The 2002 Plan may be administered by the full Board or any committee appointed by the Board to administer the plan. The Administrator, whether our Board or a committee, has the authority in accordance with the terms of the Plan to determine the fair market value of the common stock for the purposes of making an award, select the eligible persons to whom awards may be granted, grant the awards, determine the number of shares to be covered by each award, offer to buy out for cash or shares a granted option or stock appreciation right and determine the form, terms and conditions of any agreement by which any award is made. The Administrator may also determine whether any award will be paid in cash rather than stock, whether and to what extent payment of an award may be deferred, whether under certain circumstances to reduce the exercise price of an award and the restrictions applicable to any stock or unit grants or purchase rights.

The 2002 Plan is currently administered and interpreted by our Compensation Committee, each member of which must be a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of section 162(m) of the Code. As to grants to employees, our Compensation Committee selects persons to receive grants from among the eligible employees, determines the type of grants and number of shares to be awarded, and sets the terms and conditions of the grants. The Compensation Committee may establish rules for administration of the 2002 Plan and may delegate authority to others for plan administration, subject to limitations imposed by SEC and IRS rules and state law. In limited circumstances, a subcommittee consisting of our Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources has been delegated authority to grant stock options and other awards to non-executive officers in accordance with Delaware law.

Grants Under the Plan.  Under the terms of the 2002 Plan, all awards, except incentive stock options and incentive bonus awards, may be granted to our employees (at January 30, 2010 we had approximately 1,505 employees eligible to participate under the 2002 Plan), non-employee Directors (at January 30, 2010 we had seven (7) non-employee Directors) and consultants. Incentive stock options and incentive bonus awards may be granted only to our employees. Under the 2002 Plan, we may grant incentive stock options intended to qualify for special tax treatment, non-qualified stock options, incentive bonus awards, performance share awards, performance unit awards, restricted stock awards, restricted unit awards, stock unit awards and stock appreciation rights.

Stock Options and Stock Appreciation Rights.  The Administrator may grant nonqualified options and incentive stock options. Each incentive stock option will expire within ten (10) years of the original grant date, unless the grantee owns more than 10% of our stock, in which case the incentive stock option will expire within five (5) years of the original grant date. Other awards may be granted for such time periods as determined by the Administrator of the Plan. Options may not have exercise prices less than the fair market value at the time of grant. If the grantee owns more than 10% of voting power our stock, incentive stock options may not have an exercise price less than 110% of the fair market value at the time of grant. Upon exercise, an option grantee may pay for the shares with cash, other shares, a properly executed exercise notice accompanied by irrevocable instructions to a registered broker to promptly deliver the amount of proceeds necessary to pay the exercise price, or any combination of these methods. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an individual in a year may not exceed $100,000. If this limit is exceeded, the excess will be considered a non-statutory option.

The Administrator may also grant stock appreciation rights (“SARs”), the right to receive an amount based on appreciation in the fair market value of shares of our stock over a base price. The holder of SARs may, upon exercise, surrender the related options and receive payment, in the form of Company common stock, equal to the excess of the fair market value of our common stock over the exercise price in the date of exercise multiplied by the number of shares exercised. The price and term of the SARs mirror those of the related stock option, and the SARs automatically terminate to the extent the related options are exercised. Effectively, these awards give the holder the benefit of the related stock options (in the form of shares of our common stock) without requiring payment of the exercise price.

If a grantee’s employment is terminated, the grantee may, within 90 days after termination, exercise his or her option or SAR to the extent that the grantee was entitled to exercise it on the date of termination. If a grantee is disabled, the grantee may, within twelve (12) months after becoming disabled, exercise his or her option or SAR to the extent that the grantee was entitled to exercise it on the date of becoming disabled. If a grantee dies, the grantee’s estate may, within twelve (12) months of the grantee’s death, exercise the grantee’s option or SAR to the extent that the grantee was entitled to exercise it on the date of the grantee’s death or to the extent that the award provides for vesting upon death. In each case, the option or SAR terminates with respect to the shares that had not vested prior to the grantee’s termination or disability, or upon death. Other than by will or other transfer on death, options and SARs are not transferable.

Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards or Stock Unit Awards.  The Administrator may also issue performance share awards, performance unit awards, restricted stock awards, restricted unit awards and stock unit awards, which shall contain such vesting criteria, restrictions and other terms and conditions as are set forth in the written agreement evidencing such award. Notwithstanding the satisfaction of any performance goals set forth in such award, at the discretion of the Administrator of the 2002 Plan, the number of shares granted, issued or retained under such award may be reduced based on other considerations. The grant will set forth a restriction period during which the shares may not be transferred. If the grantee’s employment terminates during the restriction period, the grant terminates and the shares are returned to the Company. However, the Administrator can provide complete or partial exceptions to that requirement as it deems equitable. If the grantee remains employed beyond the end of the restriction period, the restrictions lapse and the shares become freely transferable. The performance criteria for any such award that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) must be a measure based on one or more of the “Qualifying Performance Criteria” (set forth below) selected by the Administrator and specified at the time the Award is granted.

Incentive Bonus Awards.  The Administrator may also choose to award an incentive bonus award based on the achievement of one or more goals, all as set forth in a written document containing the terms and conditions of achieving such award. Notwithstanding the satisfaction of any performance goals set forth in such award, at the discretion of the Administrator of the 2002 Plan the award may be reduced based on other considerations.

Our employees are eligible for awards based on “Qualifying Performance Criteria”. The Company proposes to amend the definition of Qualifying Performance Criteria to include additional metrics that are important measurement tools for the Company’s growth and success. Set forth below are the proposed criteria that the Company would be able to utilize, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group:

•	cash flow

•	earnings per share (including earnings before interest, taxes, depreciation, and amortization or some variation thereof)

•	stock price

•	return on equity

•	total stockholder return

•	return on capital

•	inventory-related metrics (including inventory turn, shrink and obsolescence)

•	customer service related criteria (including conversion and traffic metrics)

•	successful completion of Company-specific tasks (including project implementations, successful conversions and integrations)

•	return on assets or net assets

•	revenue

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	margin (whether based on profit, operations, sales or other determining criteria)

•	return (as it relates to operating revenue, invested capital, assets or net assets)

•	market share

•	transaction-related metrics (including average sale per transaction and units per transaction)

•	productivity

•	sales (including comparable sales)

To the extent consistent with Section 162(m) of the Internal Revenue Code, the Administrator will appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude certain events as set forth in the 2002 Plan. Under the 2002 Plan the maximum amount payable for any incentive bonus award to any one employee for any fiscal year that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code is $5,000,000.

Other Information.  The 2002 Plan will expire in 2012. In connection with the granting of options or awards, the Company generally receives consideration from the grantees in the form of services provided to the Company. Awards for Class B common stock and awards for securities convertible or exchangeable for Class B common stock may only be granted to Edward W. Stack and his relatives. If a stock split, reverse stock split, stock dividend, combination, reclassification or other change in corporate structure affecting the number of issued shares of our common stock occurs, then the Administrator of the 2002 Plan can make equitable adjustments to the terms of the awards granted under the 2002 Plan. In particular, the Administrator can make an equitable adjustment in the number of shares authorized by the 2002 Plan, the number of shares covered by outstanding awards under the 2002 Plan and the exercise prices of outstanding awards. The adjustments must be performed in such a way that any incentive stock options granted under the 2002 Plan will continue to qualify as incentive stock options. The Board of Directors can amend or terminate this 2002 Plan any time, although certain amendments require stockholder approval and an amendment or termination cannot adversely affect any rights under an outstanding grant without the grantee’s consent.

The 2002 Plan Administrator has the discretion to, on a change in control, vest and make exercisable any award granted under the 2002 Plan. If we are acquired by merger or asset sale, the Board can authorize that all outstanding awards be assumed or substituted by the successor or the successor’s subsidiary or parent. Alternatively, each outstanding option which is not to be assumed or substituted by the successor corporation will immediately become exercisable prior to the merger. In addition, in the event of a proposed dissolution or liquidation, all awards will vest in full prior to such proposed dissolution or liquidation.

The future amounts that will be received by grantees under the 2002 Plan are not determinable. In 2009, the named executive officers received equity awards as set forth on page 37 in the “Grants of Plan-Based Awards Table”, and the Company’s directors received equity awards as set forth on page 10 in the “Director Compensation Table”. The 2002 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not a pension, profit sharing or stock bonus plan qualified under Section 401(a) of the Code.

Plan Benefits.  The following table presents the benefits or amounts that have been received by or allocated to each person or group set forth below with respect to the 2002 Plan, with respect to the last completed fiscal year.

2002 Plan

Number of Shares of Common Stock
Name and Position(1)	Underlying 2009 Awards Made Under 2002 Plan

Edward W. Stack	515,550
Timothy E. Kullman	97,400
Joseph H. Schmidt	178,600
Jeffrey R. Hennion	97,400
Kathryn L. Sutter	83,500
Executive Group(2)	1,036,500
Non-Executive Director Group(3)	188,000
Non-Executive Officer Employee Group(4)	1,410,649

(1)	Ms. Manto stepped down as Executive Vice President and Chief Merchandising Officer effective April 13, 2009. All awards granted in 2009 to Ms. Manto under the 2002 Plan were forfeited in connection with her departure.

(2)	Includes all current executive officers, including the named executive officers, as a group as of January 31, 2010. Diane Lazzaris stepped down as Senior Vice President and General Counsel effective February 1, 2010.

(3)	Includes all non-employee directors as a group as of January 31, 2010. Catherine R. Smith stepped down as a member of the Board of Directors effective February 25, 2010.

(4)	Includes all employees, including all current officers who are not executive officers.

The Board of Directors unanimously recommends that the stockholders vote “For” approval of the Amended and Restated 2002 Plan.

Equity Compensation Plans

The following table summarizes information, as of January 30, 2010, relating to compensation plans (including individual compensation arrangements) of the Company under which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	17,343,775 (2)	$15.73	12,087,103 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	17,343,775 (2)		12,087,103 (2)

(1)	Includes 1992 Stock Plan, 2002 Plan, ESPP, Golf Galaxy, Inc. 1996 Stock Option and Incentive Plan and Golf Galaxy, Inc. 2004 Stock Incentive Plan.

(2)	Shares of common stock. No securities have been granted under the plans referenced in footnote 1 that are exercisable for Class B common stock.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to Dick’s Sporting Goods, Inc., Investor Relations, 345 Court Street, Coraopolis, PA 15108 or call us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.

In accordance with rules recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Advance Notice Procedures.  Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Legal Department (containing certain information specified in the bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year’s annual meeting — that is, with respect to the 2011 annual meeting, by January 3, 2011. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2011 Annual Meeting.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2011 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Legal Department no later than January 7, 2011. Proposals should be sent to Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, Pennsylvania 15108.

Proxy Solicitation and Costs.  The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Annex A

DICK’S SPORTING GOODS, INC.

AMENDED AND RESTATED 2002 STOCK AND INCENTIVE PLAN
(As Amended and Restated on March 16, 2010)

1. Purposes of this Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Eligible Individuals, to further align Eligible Individuals’ interests with those of the stockholders of the Company and to promote the success of the Company’s business. The Plan is amended and restated as set forth herein to comply with Section 409A.

2. Certain Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board and any Committee appointed by the Board to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan except with respect to awards intended to comply with Section 162(m) of the Code, which shall in all cases be awarded by the Committee, and may thereafter be ratified by the Board.

(b) “Award” means any Incentive Bonus Award, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR or Stock Unit Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Class B Permitted Holder (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) through a tender offer, open market purchases and/or other purchases is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities or (ii) a majority of the Board shall be comprised of persons who (x) were elected in one or more contested elections for the Board and (y) had not been nominated when they were first elected by the then existing Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(e) “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

(f) “Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of the Board.

(i) “Company Common Stock” means the Common Stock or the Class B Common Stock of the Company, as the case may be.

(j) “Company” means Dick’s Sporting Goods, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

(l) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

(m) “Eligible Individual” means any Employee, Non-Employee Director or Consultant.

(n) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of the applicable class of Company Common Stock determined as follows:

(i) If such class of Company Common Stock is listed on any established stock exchange or a national market system reporting last sale transactions including, without limitation, the Nasdaq National Market, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable or;

(ii) If such class of Company Common Stock is quoted on Nasdaq (but not on a last reported sale basis) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low closing asked prices for the Company Common Stock for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable or;

(iii) In the absence of an established market for a class of Company Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator. For purposes of this Plan, the Class B Common Stock shall be deemed to have the same value per share of the Common Stock unless the value of the Class B Common Stock is determinable in accordance with subparagraphs (i) or (ii) above.

(q) “Incentive Bonus Award” means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Administrator.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Option” means a right to purchase Shares granted pursuant to the Plan.

(v) “Optioned Stock” means the Shares subject to an Option.

(w) “Optionee” means a Participant who holds an Option.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means any person who has an Award under the Plan including any person (including any estate) to whom an Award has been assigned or transferred in accordance with the Plan.

(z) “Performance Share Award” means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

(aa) “Performance Unit Award” means a grant of a right to receive a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

(bb) “Plan” means this 2002 Stock and Incentive Plan, as amended and restated herein.

(cc) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation, and amortization or some variation thereof), (c) stock price, (d) return on equity, (e) total stockholder return, (f) revenue, (g) income or net income, (h) operating income or net operating income, (i) operating profit or net operating profit, (j) margin (whether based on profit, operations, sales or other determining criteria), (k) return (as it relates to operating revenue, invested capital, assets or net assets), (l) market share, (m) sales (including comparable sales), (n) inventory-related metrics (including inventory turn, shrink and obsolescence), (o) transaction-related metrics (including average sale per transaction and units per transaction), (p) productivity, (q) customer service related criteria (including conversion and traffic metrics), and (r) successful completion of Company-specific tasks (including project implementations, successful conversions and integrations). To the extent consistent with Section 162(m) of the Code, the Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) charges associated with store closings, (iii) litigation or claim judgments or settlements, (iv) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (v) accruals for reorganization and restructuring programs and (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, including but not limited to acquisition or merger and integration costs.

(dd) “Restricted Stock Award” means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, which may include one or more Qualifying Performance Criteria, as determined by the Administrator.

(ee) “Restricted Unit Award” means a grant of Stock Unit subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Administrator.

(ff) “SAR” means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as adjusted in accordance with Section 10 of this Plan, payable in cash, Shares or Stock Units.

(gg) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(hh) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(ii) “Share” means a share of the Company Common Stock, as adjusted in accordance with Section 10 of this Plan.

(jj) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(kk) “Stock Unit” means the right to receive a Share at a future point in time.

(ll) “Stock Unit Award” means the grant of a Stock Unit.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan.  Subject to the provisions of Section 10 of this Plan, the maximum aggregate number of Shares which may be issued under the Plan is 39,732,0001. The Shares may be authorized, but unissued Shares, issued Shares that have been reacquired by the Company (otherwise known as treasury Shares) or Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof. Notwithstanding any other provision of this Plan, Awards for Class B Common Stock or Awards for securities convertible or exchangeable into Class B Common Stock may only be issued to a Class B Permitted Holder (as such term is defined in the Company’s Certificate of Incorporation, as amended).

If Shares under any Award are not issued for any reason, such Shares shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares delivered or deemed delivered, by attestation or otherwise, to the Company in payment of any obligation, including the exercise price of any option, the purchase price for any Shares, or for any tax obligation shall be added back to the Shares available for issuance under the Plan.

The aggregate number of Shares issuable under all Awards (including options and SARs) granted under this Plan during any calendar year to any one Eligible Individual shall not exceed 13,860,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

4. Administration of this Plan.

(a) Authority.  Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitation imposed upon such Committee by the Board, the Administrator shall have the authority, in its discretion:

(i) to establish, amend and rescind rules and regulations relating to the Plan;

(ii) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(iii) to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

(iv) to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Share, the circumstances under which Awards or any Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, including changes resulting from a termination of employment, based in each case on such factors as the Administrator shall determine, in its sole discretion;

1 Revised to reflect all stock splits effectuated by the Company as of February 2, 2008.

(v) to determine the Fair Market Value of the Company Common Stock, in accordance with Section 2(p) of this Plan;

(vi) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(vii) to approve forms of agreement for use under the Plan;

(viii) to determine whether and under what circumstances an Award may be settled in cash instead of Shares;

(ix) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

(x) to determine whether and to what extent an adjustment is required under Section 10 of this Plan;

(xi) in its discretion, to the extent not inconsistent with Section 17 hereof, upon a Change in Control, to vest and make exercisable any Award granted hereunder which is not fully vested or exercisable and to remove any restrictions effective upon the occurrence of a Change in Control or the termination of an Eligible Individual’s service to the Company;

(xii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(xiii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b) Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5. Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company in accordance with applicable state law. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of this Plan; provided, however, that the Plan shall remain in effect so long as any Award remains outstanding and as long as necessary to issue any Awards pursuant to commitments entered into prior to the expiration of this Plan; provided, further, that no Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be payable prior to approval of the Plan’s material terms by the Company’s stockholders.

6. Options.

(a) General Terms.

(i) Written Agreement.  Each Option shall be set forth in a written option document setting forth the number and kind of Shares that may be issued upon exercise of the Option, the purchase price of each Share, the term of the Option, such terms and conditions on the vesting and/or exercisability of an Option as may be determined by the Administrator, any restrictions on the transfer of the Option and forfeiture provisions and such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The written option document need not be signed by the Optionee.

(ii) Designation.  Each Option shall be designated in the written option document as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designations, to the extent that an Option does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option.

(iii) Eligibility.  To the extent then required by the Code, Incentive Stock Options may be granted only to Employees.

(iv) Term of Option.  The term of each Option shall be the term stated in the written agreement evidencing such Option; provided, however, that, to the extent then required by the Code, in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written agreement evidencing such Option.

(v) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(A) To the extent then required by the Code, in the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and

(2) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price may not be less than the Fair Market Value per Share on the date of grant, provided however, that Nonstatutory Stock Options granted after the Company’s initial public offering of its Common Stock but prior to January 1, 2004 may be made where the per share exercise price is less than the Fair Market Value per Share on the date of grant if (i) such grants are made to persons that are then currently not executive officers (as the term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company and (ii) such grants in the aggregate that are made having an exercise price that is less than the Fair Market Value per Share do not exceed (i.e., are exercisable for) 140,000 shares of Common Stock.

(vi) Payment of Exercise Price.  Unless otherwise provided by the Administrator in the stock option document, the exercise price of an Option may be paid in one or more of the following: (1) cash, (2) check, (3) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (4) delivery of a properly executed exercise notice together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the amount of proceeds required to pay the exercise price, and (5) any combination of the foregoing methods of payment.

(b) Exercise of Options or SARs.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of this Plan. An Option or SAR may not be exercised for a fraction of a Share. An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise such Option or SAR and, if an Option is to be exercised, full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 6(a)(vi) of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of this Plan. Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option or SAR by the number of Shares as to which the Option or SAR is exercised.

(ii) Termination of Employment.  In the event of termination of a Participant’s Continuous Status as an Employee, status as a Non-Employee Director or consulting relationship with the Company (as the case may be), such Participant may, but only within ninety (90) days (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option and to the extent then required by the Code, being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option or SAR as set forth in the written document evidencing such Option or SAR), exercise such Option or SAR to the extent that such Participant was entitled to exercise it at the date of such termination. To the extent that such Participant was not entitled to exercise the Option or SAR at the date of such termination, or if such Participant does not exercise such Option or SAR to the extent so entitled within the time specified herein, the Option or SAR shall terminate.

(iii) Disability of Optionee.  Notwithstanding the provisions of Section 6(b) above, in the event of termination of a Participant’s Continuous Status as an Employee, status as a Non-Employee Director or consulting relationship with the Company (as the case may be) as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), such Participant may, but only within twelve (12) months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option and to the extent then required by the Code, being made at the time of grant of the Options and not exceeding twelve (12) months) from the date of such termination (but in no event later than the expiration date of the term of such Option or SAR as set forth in the written document evidencing such Option or SAR), exercise the Option or SAR to the extent otherwise entitled to exercise it at the date of such termination. To the extent that such Participant was not entitled to exercise the Option or SAR at the date of termination, or if such Participant does not exercise such Option or SAR to the extent so entitled within the time specified herein, the Option or SAR shall terminate.

(iv) Death of Optionee.  In the event of the death of a Participant, the Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option or SAR as set forth in the written document evidencing such Option or SAR) by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent the Participant was entitled to exercise the Option or SAR at the date of death or to the extent that the Administrator accelerates the vesting of such Award upon the Participant’s death. To the extent that such Participant was not entitled to exercise the Option or SAR at the date of death, or if such Participant’s estate or any person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise such Option or SAR to the extent so entitled within the time specified herein, the Option or SAR shall terminate.

(v) Buyout Provisions.  To the extent not inconsistent with Section 17 hereof, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option or SAR previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

(vi) Payout Provisions.  To the extent not inconsistent with Section 17 hereof, at the discretion of the Company, the payment to a Participant upon exercise of a SAR, may be in cash, in Shares or Stock Units of equivalent value as determined by the Administrator, or in some combination thereof, subject to the availability of Shares under the Plan.

(c) Non-Transferability of Options or SARs.  Unless otherwise provided by the Administrator, no Option or SAR may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the Option or SAR shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards and Stock Unit Awards.

(a) Awards.  Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards may be issued by the Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by a written document containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria and/or

Qualifying Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Administrator, (e) restrictions on the transferability of the Shares and Stock Units and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Vesting.  The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards of Incentive Stock shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria or Qualifying Performance Criteria as deemed appropriate by the Administrator. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator, shall be preestablished in writing by the Board, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Board shall take any such actions prior to the lapse of 25% of the performance period.

(c) Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the number of Shares or Stock Units granted, issued, retainable and/or vested under a Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, or Stock Unit Award on account of either financial performance or personal performance evaluations may be reduced by the Administrator at any time on the basis of such further considerations as the Administrator shall determine. This negative discretion will be exercised in accordance with Code Section 162(m).

8. Incentive Bonus Awards.  Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

(a) Incentive Bonus Document.  Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the target and maximum amount payable to the Employee, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. The maximum amount payable as an bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

(b) Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Incentive Bonus Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(c) Timing and Form of Payment.  The Administrator shall determine the timing of payment of any incentive bonus. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus may be payable in Shares, Stock Units or in cash or other property, including any Award permitted under this Plan. Any incentive bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

(d) Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

9. Stock Withholding to Satisfy Withholding Tax Obligations.  At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

In the event that the Company elects to make a payment to the Participant in cash upon the exercise of a SAR, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from such payment the amount required to satisfy such withholding tax obligation.

All elections by a Participant to have Shares or cash withheld for this purpose, as the case may be, shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date;

(b) once made, the election shall be irrevocable as to the particular Shares of the Option, stock purchase right or SAR, as to which the election is made; and

(c) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares or cash withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares or full amount of cash, as the case may be, with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares, or the proper amount of cash, as the case may be, on the Tax Date.

Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

10. Adjustments Upon Changes in Capitalization or Merger.  Subject to any required action by the stockholders of the Company, the number of Shares or Stock Units covered by each outstanding Award and the number of Shares which have not yet been issued under this Plan, as well as the purchase price, if any, of each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar transaction involving the Company Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Common Stock subject to an Option or SAR. Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or 409A, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan or Award to fail to comply with Section 162(m) or 409A.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, any Option or SAR will terminate immediately prior to the consummation of such proposed action and any restrictions on Awards shall expire immediately and that such Awards shall fully vest prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets (hereinafter, a “merger”), the Board may authorize outstanding Options or SARs to be assumed or an equivalent option or stock appreciation right to be substituted by such successor corporation or a parent or subsidiary of such successor corporation and may assign any Awards to the successor corporation. In the event that such successor corporation does not agree to assume the Option or SAR, or to substitute an equivalent option or stock appreciation right, the Board shall, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise all Options or SARs previously granted to such Participant, including Options or SARs which would not otherwise be exercisable. If the Board makes an Option or SAR fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Participant that the Option or SAR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger, the Option or SAR, confers the right to purchase, or receive the appreciation in Fair Market Value, as the case may be, for each Share of stock subject to the Option or SAR immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Company Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Company Common Stock in the merger or sale of assets.

11. Amendment and Termination of this Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of Nasdaq or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.  Any such amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, the Administrator may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the of the Plan or an Award with Section 409A or 162(m), the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant.

12. Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the

Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of Nasdaq or of any stock exchange upon which the Shares may then be listed.

13. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Information to Participants.  The Company shall provide to each Participant, during the period for which such Participant has one or more Awards outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company.

15. No Right to Employment.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time, with or without cause.

16. Governing Law.  The validity, constrictions and effect of this Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the state of Delaware, without regard to its conflict of laws principles.

17. Section 409A.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii) The Board, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the

Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30 day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Board to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

(iv) The grant of Non-Qualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Eligible Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(v) Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, “Grandfather Options”), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.

(vi) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

18. Section 162(m).  Notwithstanding any provision of the Plan or Award Agreement to the contrary if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 162(m) of the Code.

■	■

ANNUAL MEETING OF DICK’S SPORTING GOODS, INC.

Date:	June 2, 2010
Time:	1:30 P.M. (local time)
Place:	Hyatt Regency, 1111 Airport Blvd, Pittsburgh, PA 15231
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.
1: Election of Class B Directors, each for terms that expire in 2013.

Class B Directors:	01 Emanuel Chirico	03 Walter Rossi
02 Brian J. Dunn

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except

☐	☐	☐

*INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3:	Approve the Dick’s Sporting Goods Amended and Restated 2002 Stock and Incentive Plan.	☐	☐	☐

■	To attend the meeting and vote your shares in person, please mark this box.	☐	■

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Dick’s Sporting Goods, Inc.
to be held on Wednesday, June 2, 2010
for Holders as of April 5, 2010
VOTED BY:

INTERNET	MAIL

Go To www.proxypush.com/dks • Cast your vote online. • View Meeting Documents.	OR	• Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided.
By signing the proxy, you revoke all prior proxies and appoint Joseph H. Schmidt, Timothy E. Kullman and Joseph R. Oliver with respect to common stock, and Edward W. Stack with respect to class B common stock, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.
     All votes must be received by 5:00 P.M., Eastern Time, June 1, 2010.

PROXY TABULATOR FOR

DICK’S SPORTING GOODS, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy – Dick’s Sporting Goods, Inc.
Annual Meeting of Stockholders
June 2, 2010, 1:30 p.m. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Joseph H. Schmidt, Timothy E. Kullman and Joseph R. Oliver, each with full power of substitution, to act as proxies for the undersigned, with full power of substitution, and to vote all shares of common stock of Dick’s Sporting Goods, Inc. (the “Company”) and hereby appoints Edward W. Stack as proxy for the undersigned, with full power of substitution, to vote all shares of class B common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, June 2, 2010 at the Hyatt Regency, 1111 Airport Blvd, Pittsburgh, PA 15231, and any and all adjournments or postponements thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified, FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and FOR approval of the Company’s Amended and Restated 2002 Stock and Incentive Plan
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on June 2, 2010, for Dick’s Sporting Goods, Inc.
This communication is not a form for voting, and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/dks. To vote your proxy while visiting this site you will need the 12 digit control number in the box below.

Under existing United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to adopt these rules and need YOUR participation.
If you want to receive a paper copy of the proxy material, you may request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, you must make this request on or before May 21, 2010.

View Materials Online at www.proxydocs.com/dks A convenient way to view proxy materials and VOTE!
To view your proxy materials online, go to www.proxydocs.com/dks. Have the 12 digit control number available when you access the website and follow the instructions.

Material may be requested by one of the following methods:

INTERNET	TELEPHONE		*E-MAIL
www.investorelections.com/dks	(866) 648-8133		paper@investorelections.com

You must use the 12 digit control number located in the box below.		*
If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.	SHARES

Dick’s Sporting Goods, Inc. Notice of Annual Meeting

Date:	June 2, 2010
Time:	1:30 p.m. (local time)
Place:	Hyatt Regency, 1111 Airport Blvd, Pittsburgh, PA 15231
The purpose of the Annual Meeting is to take action on three proposals:
Proposal One – Election of three (3) Class B Directors, each for terms that expire in 2013.
The Board of Directors recommends that you vote FOR each of the Class B Directors.
Proposal Two – Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP.
Proposal Three – Approve the Dick’s Sporting Goods Amended and Restated 2002 Stock and Incentive Plan.
The Board of Directors recommends that you vote FOR approval of the Plan.
Should you require directions to the annual meeting, please call (724) 273-3128
Vote In Person Instructions: While we encourage stockholders to vote by the means indicated above, a stockholder is entitled to vote in person at the annual meeting. Additionally, a stockholder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.